UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

(RULE 14a-101)

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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EVERGREEN SOLAR, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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138 Bartlett Street, Marlboro, MA 01752
www.evergreensolar.com

January 26, 2011

Dear Stockholder,

As you know, we are holding a Special Meeting of stockholders on January 31, 2011 at the Courtyard by Marriott, 75 Felton Street, Marlboro, Massachusetts 01752 at 8:30 a.m. in order to:

1. approve under the applicable provisions of Nasdaq Marketplace Rule 5635 the issuance of new 4.0% Convertible Subordinated Additional Cash Notes due 2020 and new 7.5% Convertible Senior Secured Notes due 2017 (and the issuance of common stock issuable upon conversion of the new 4.0% Convertible Subordinated Additional Cash Notes due 2020 and the new 7.5% Convertible Senior Secured Notes due 2017, including shares issuable with respect to the Coupon Make Whole Payments and, in the case of the New 4% Notes, with respect to the Additional Amount) in connection with the proposed Exchange Offers as these transactions are described in our definitive proxy statement dated January 3, 2011 and the attached proxy supplement;

2. amend our Certificate of Incorporation to increase the number of authorized common shares from 120,000,000 shares to 240,000,000 shares, after giving effect to the 1-for-6 reverse stock split approved by the Company’s stockholders at the Company’s annual meeting in July 2010, which became effective on January 1, 2011;

3. consider and vote upon a proposal to approve one or more adjournments to the Special Meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the above proposals; and

4. transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

On January 24, 2011, the Company’s board of directors approved certain changes to the Exchange Offers and Consent Solicitation described in our proxy statement filed with the Securities and Exchange Commission on January 3, 2011. The changes include

•	increasing the initial conversion rate of the New 4% Notes at 229.8851 shares of common stock per $1,000 principal amount of New 4% Notes (equivalent to an initial conversion price of approximately $4.35 per share), subject to adjustment,

•	conditioning the 13% Exchange Offer on the Company’s receipt of valid tenders, not validly withdrawn, of more than $82,500,000 in aggregate principal amount of Existing 13% Notes,

•	setting the initial conversion rate of the New 7.5% Notes to 250 shares of common stock per $1,000 principal amount of New 7.5% Notes (equivalent to an initial conversion price of approximately $4.00 per share), subject to adjustment,

•	that if more than fifty percent but less than seventy-five percent of Existing 13% Notes are accepted for exchange in the 13% Exchange Offer, then the indenture governing the Existing 13% Notes will be amended to permit the Company to grant a lien in favor of the holders of the New 7.5% Notes and for the Existing 13% Notes and the New 7.5% Notes to be ratably secured by first-priority liens granted by the Company and the guarantors on substantially all assets owned by the Company and the guarantors, other than excluded property,

•	that if at least seventy-five percent of Existing 13% Notes are accepted for exchange in the 13% Exchange Offer, then the indenture governing the Existing 13% Notes will be amended to provide that the security interest and all of the collateral securing the Company’s obligations under the Existing 13% Notes be released and to terminate the existing collateral documents and eliminate many of the restrictive covenants and certain events of default in the indenture governing the Existing 13% Notes, and

•	that the New 7.5% Notes will have the benefit of restrictive covenants similar to the restrictive covenants contained in the indenture governing the Existing 13% Notes.

The attached proxy supplement provides additional information with respect to the changes to the Exchange Offers and Consent Solicitation.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote. After reading the proxy statement dated January 3, 2011 and the proxy supplement, please submit your proxy as promptly as possible by following the instructions on the enclosed proxy card.

We look forward to seeing you at the meeting.

Sincerely yours,

Michael El-Hillow
President and Chief Executive Officer

SUPPLEMENT DATED JANUARY 26, 2011
TO
PROXY STATEMENT DATED JANUARY 3, 2011

EVERGREEN SOLAR, INC.
138 Bartlett Street
Marlboro, MA 01752
(508) 357-2221

Background

This supplement and the accompanying form of proxy card are being mailed on or about January 28, 2011, to the stockholders of record of Evergreen Solar, Inc. (which is referred to herein as “Evergreen Solar,” the “Company,” “we,” “us” or “our”), as of the close of business on December 23, 2010. The following information supplements, and should be read in conjunction with, the proxy statement of the Company, dated January 3, 2011 (the “Proxy Statement”), which was previously mailed to you on or about January 5, 2011. On January 24, 2011, the Company’s board of directors approved certain changes to the Exchange Offers described in the Proxy Statement. The changes include

•	increasing the initial conversion rate of the New 4% Notes to 229.8851 shares of common stock per $1,000 principal amount of New 4% Notes (equivalent to an initial conversion price of approximately $4.35 per share), subject to adjustment,

•	conditioning the 13% Exchange Offer on the Company’s receipt of valid tenders, not validly withdrawn, of more than $82,500,000 in aggregate principal amount of Existing 13% Notes,

•	setting the initial conversion rate of the New 7.5% Notes at 250 shares of common stock per $1,000 principal amount of New 7.5% Notes (equivalent to an initial conversion price of approximately $4.00 per share), subject to adjustment,

•	that if more than fifty percent but less than seventy-five percent of Existing 13% Notes are accepted for exchange in the 13% Exchange Offer, then the indenture governing the Existing 13% Notes will be amended to permit the Company to grant a lien in favor of the holders of the New 7.5% Notes and for the Existing 13% Notes and the New 7.5% Notes to be ratably secured by first-priority liens granted by the Company and the guarantors on substantially all assets owned by the Company and the guarantors, other than excluded property,

•	that if at least seventy-five percent of Existing 13% Notes are accepted for exchange in the 13% Exchange Offer, then the indenture governing the Existing 13% Notes will be amended to provide that the security interest and all of the collateral securing the Company’s obligations under the Existing 13% Notes be released and to terminate the existing collateral documents and eliminate many of the restrictive covenants and certain events of default in the indenture governing the Existing 13% Notes; and

•	that the New 7.5% Notes will have the benefit of restrictive covenants similar to the restrictive covenants contained in the indenture governing the Existing 13% Notes.

To the extent of any inconsistencies between the terms of the New Notes described in the Proxy Statement and this supplement, the terms described in this supplement will control.

Adjournment of the Special Meeting

In order to give stockholders adequate time to consider the additional disclosures contained in this supplement, the Company will adjourn the special meeting of stockholders immediately after it is convened on January 31, 2011. The Company expects to announce the date, time and location at which the adjourned meeting will reconvene at the meeting on January 31, 2011 where the adjournment is taken and the Company anticipates announcing that the special meeting will reconvene on or about February 9, 2011. As a result of the meeting adjournment, no substantive matters will be discussed on January 31, 2011 and the Company does not expect shareholders to attend the meeting in person on that date.

The Company hereby amends and supplements its proxy statement, dated January 3, 2011, in the sections identified below as follows:

The Overview of the Recapitalization Plan is hereby amended and restated as follows:

Overview of the Recapitalization Plan

The recapitalization plan, if completed, will substantially reduce the Company’s outstanding indebtedness and annual interest expense, exchange a portion of the Company’s existing debt for new debt with longer maturities and create a capital structure that the Company believes is more likely to cause the holders of the Company’s convertible debt to convert their notes into common stock (which would further accomplish the Company’s long term goal of substantially reducing outstanding debt). The recapitalization plan is comprised of the following elements:

•	the Exchange Offers and Consent Solicitation described below;

•	implementing the 1-for-6 reverse stock split (the “Reverse Split”) previously approved by the Company’s stockholders at the Company’s Annual Meeting on July 27, 2010, which became effective on January 1, 2011. The primary objective of the Reverse Split is to raise the per share trading price of the Company’s common stock. The Company believes that this will, among other things, better enable it to maintain the listing requirements of its common stock under Nasdaq Marketplace Rules and facilitate higher levels of institutional stock ownership, as investment policies of many institutional investors require minimum securities price points; and

•	increasing the Company’s authorized shares of common stock to 240,000,000 shares in order to ensure that the Company has sufficient shares available for future issuance.

The Company’s board of directors initially approved a new financing involving the sale of up to $40 million aggregate principal amount of New 4% Notes as part of the recapitalization plan (the “New 4% Notes Financing”). However, the Company has decided not to pursue the New 4% Notes Financing at this time. Accordingly, except as otherwise discussed in this supplement, all references to the New 4% Notes Financing in the Proxy Statement shall no longer be applicable.

On July 1, 2010, the Company received a deficiency notice from The Nasdaq Global Market stating that, based on the closing price of its common stock for the 30 consecutive business days preceding such date, the Company no longer meets the minimum $1.00 per share requirement for continued listing on The Nasdaq Global Market. In connection with the recapitalization plan, the Company submitted an application to move the listing of the Company’s common stock from The Nasdaq Global Market to The Nasdaq Capital Market in order to give the Company an additional 180-day grace period to regain compliance with the minimum bid price rule to avoid delisting of the Company’s common stock. The move became effective on December 29, 2010. On January 18, 2011, as a result of our implementation of the Reverse Split described above on January 1, 2011, Nasdaq notified the Company that the Company has regained compliance with the minimum bid price rule and the matter is now closed.

The information in this Proxy Statement reflects the implementation of the Reverse Split except where otherwise noted.

The proposed Exchange Offers and Consent Solicitation described in Proposal No. 1 and “Material Terms of the Exchange Offers,” and the amendment to the Company’s Certificate of Incorporation described in Proposal No. 2 are important steps in meeting the Company’s objectives of strengthening its capital structure and continuing to fund its operations and expected growth.

DISCUSSION — Risk Factors — Risk Relating to Proposals No. 1 and No. 2 — Stockholders will experience significant dilution as a result of the Company’s proposed Exchange Offers and the New 4% Notes Financing and future equity issuances

The risk factor is hereby amended and restated as follows:

Stockholders will experience significant dilution as a result of the Company’s proposed Exchange Offers and future equity issuances.

We have currently reserved approximately 14.4 million shares of our common stock for issuance upon conversion of the Existing Notes, representing approximately 32% of the Company’s outstanding shares (including all shares of common stock outstanding, outstanding stock options, shares reserved for issuance under the Company’s equity compensation plans and employee stock purchase plans, and all shares issuable under the Company’s convertible notes and related coupon make whole payments and additional amounts upon conversion (“fully diluted”)) as of October 2, 2010. If we complete the Exchange Offers, we will need to reserve a significant number of additional shares of common stock for issuance upon conversion, including with respect to coupon make-whole payments and additional amounts payable on conversion. Although we can elect to make these additional payments in cash or by issuing shares of common stock, so long as any Existing 13% Notes or New 7.5% Notes remain outstanding, we will be required to issue additional shares of common stock to make any of these payments with respect to the New 4% Notes, and, if the Company accepts more than fifty percent but less than seventy-five percent of the Existing 13% Notes in the 13% Exchange Offer and if Proposal No. 2 (increase in authorized stock) is approved, then while our existing 13% notes are outstanding we may not make this Coupon Make Whole payment in cash, and if Proposal No. 2 (increase in authorized stock) is not approved, so long as any Existing 13% Notes remain outstanding, the Company will be required to issue additional shares of common stock to make coupon make whole payments with respect to the New 7.5% Notes unless it does not then have a sufficient number of authorized and unissued shares that have not been reserved for other purposes.

If Proposal No. 1 is approved and we complete the Exchange Offers (assuming that we issue the full $100,000,000 aggregate principal amount of New 4% Notes and the full $165,000,000 aggregate principal amount of New 7.5% Notes in the Exchange Offers):

•	the New Notes will be convertible into a total of approximately 64.2 million shares of common stock, or approximately 64% of the Company’s outstanding common stock on a fully diluted basis (excluding shares issuable upon conversion with respect to coupon make whole payments and additional amounts payable upon conversion which are discussed below) based on assumed initial conversion prices of $4.35 per share for the New 4% Notes and $4.00 per share for the New 7.5% Notes; and

•	at an assumed valuation price of $3.00 per share for purposes of calculating the number of shares to be issued as payment for both the New 4% Notes and the New 7.5% Notes, which is the floor price for purposes of valuing shares of common stock for these payments, a total of 32.5 million shares would be issuable upon conversion with respect to these coupon make-whole payments and other payments that the Company may satisfy through the issuance of additional shares or the payment of cash upon conversion, and together with the 64.2 million shares issuable upon conversion described in the first bullet above, would represent a total of 96.7 million shares of common stock, or approximately 73% of the Company’s outstanding common stock on a fully diluted basis.

As a result of the foregoing, the Company’s existing stockholders would incur substantial dilution to their voting interests and will own a smaller percentage of the Company’s outstanding common stock. In addition, if Proposal No. 2 (increase in authorized common stock) is not approved, it is possible we may not have sufficient shares to make a portion of the payments referred to in the second and third bullets above in shares of common stock, in which case we would be required to make these payments in cash. See “Risk Factors—Risks Relating to Proposals No. 1 and No. 2—If Proposal No. 2 is not approved, we may be required to pay in cash certain coupon make whole payments and additional payments due on conversion of the New Notes.”

* * *

DISCUSSION — Risk Factors — Risks Relating to Proposals No. 1 and No. 2 — Although the Exchange Offers will significantly reduce the Company’s outstanding indebtedness, the Company’s high level of debt could adversely affect its ability to fulfill its obligations under the New Notes and impact the Company’s future operations and growth plans.

The risk factor is hereby amended and restated as follows:

Although the Exchange Offers will significantly reduce the Company’s outstanding indebtedness, the Company’s high level of debt could adversely affect its ability to fulfill its obligations under the New Notes and impact the Company’s future operations and growth plans.

The Company’s current annual cash interest obligations associated with its outstanding convertible debt is approximately $31.4 million. After giving effect to the Exchange Offers (assuming that the 4% Exchange Offer was completed at the 4% Maximum Amount and at a $500 Exchange Ratio and that all of the Existing 13% Notes were tendered in the 13% Exchange Offer), the Company’s expected annual cash interest obligations associated with its outstanding convertible debt would be approximately $18.3 million. See “Discussion-Unaudited Pro Forma Financial Data.” In addition, the Company must repay $36.8 million of loans and related interest payable to Hubei Science and Technology Investment Co., Ltd., an investment fund sponsored by the government of Hubei, China, or HSTIC, by July 24, 2014, in connection with the financing of its China-based wafer manufacturing facility. The Company may also incur additional debt from time to time to finance working capital, product development efforts, strategic acquisitions, investments and alliances, capital expenditures or other general corporate purposes, subject to the restrictions contained in the indentures governing the Existing Notes, the New 7.5% Notes and the New 4% Notes, and in any other agreements under which the Company incurs indebtedness.

The Company’s significant debt and debt service requirements could adversely affect its ability to operate its business and may limit the Company’s ability to take advantage of potential business opportunities. For example, the Company’s high level of debt presents the following risks:

•	the Company is required to use a substantial portion of its cash flow from operations to pay principal at maturity and interest on its debt when due, thereby reducing the availability of its cash flow to fund working capital, capital expenditures, product development efforts, acquisitions, investments and strategic alliances and other general corporate requirements, as well as making it more difficult for the Company to make payments on the notes;

•	the Company’s substantial leverage increases its vulnerability to economic downturns and adverse competitive and industry conditions and could place Company at a competitive disadvantage compared to its competitors that have less debt or are less leveraged;

•	the Company’s debt service obligations could limit its flexibility in planning for, or reacting to, changes in its business and its industry and could limit the Company’s ability to pursue other business opportunities, borrow more money for operations or capital in the future and implement its business strategies;

•	the Company’s level of debt and the covenants within its debt instruments may restrict the Company from raising additional financing on satisfactory terms to fund working capital, capital expenditures, product development efforts, strategic acquisitions, investments and alliances, and other general corporate requirements; and

•	covenants in the Company’s debt instruments may limit its ability to pay dividends, issue new or additional debt, guarantee debt or make other restricted payments and investments.

Any of the above-listed factors could have an adverse effect on the Company’s business, financial condition and results of operations.

A failure to comply with the covenants and other provisions in the Company’s debt instruments could result in events of default under such instruments, which could permit acceleration of the Company’s various outstanding notes. Any required repayment of the Company’s indebtedness as a result of acceleration would reduce the amount of its current cash on hand such that the Company would not have those funds available for use in its business. In addition, the Company may not have sufficient cash on hand to pay all such amounts in the event of an acceleration.

Although completion of the Exchange Offers will, overall, substantially reduce the Company’s outstanding indebtedness and the Company’s cash interest obligations, the Company will still have a significant amount of indebtedness outstanding. Although the Company’s recapitalization plan is intended to create a capital structure that the Company believes is more likely to cause the holders of its convertible debt to convert their notes into common stock (which would further accomplish the Company’s long term goal of substantially reducing outstanding debt), the Company can provide no assurances that these conversions will occur. If the Company’s indebtedness outstanding after the Exchange Offers is not subsequently substantially reduced by conversions into common stock prior to maturity, the Company may have to eventually reduce its indebtedness by other means, including further debt restructurings or raising additional funds through new equity financings if the Company is unable to service its debt or repay principal when due. The Company’s ability to meet its payment and other obligations may depend on its ability to reduce its indebtedness through conversions into common stock or other debt restructurings, and the Company’s ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors, as well as other factors that are beyond the Company’s control. The Company’s business may not generate cash flow in an amount sufficient to enable the Company to pay the principal of, or interest on, its indebtedness or to fund its other liquidity needs, including working capital, capital expenditures, product development efforts, strategic acquisitions, investments and alliances, and other general corporate requirements.

The Company cannot assure you that its total indebtedness will be reduced by conversions into common stock, or that the Company will be able to reduce its indebtedness by other means, or that its business will generate sufficient cash flows from operations or that future borrowings will be available to the Company in amounts sufficient and on terms reasonable to the Company to support its liquidity needs. If the Company is not able to generate sufficient cash flow to service its debt obligations and fund its liquidity needs, the Company may need to refinance or restructure its indebtedness, sell assets, reduce or delay capital investments, or seek to raise additional capital. The Company cannot assure you that any of these remedies could, if necessary, be effected on commercially reasonable terms, or at all, or that they would permit the Company to meet its scheduled debt service obligations or fund its liquidity needs. In addition, if the Company incurs additional debt, the risks associated with its substantial leverage, including the risk that the Company will be unable to service its debt or generate enough cash flow to fund its liquidity needs, could intensify. If Company is unable to successfully further refinance or restructure its indebtedness (including through conversions into common stock), sell assets, reduce or delay capital investments or raise additional capital, the Company may have to seek bankruptcy protection.

* * *

DISCUSSION — Risk Factors — Risks Relating to Proposals No. 1 and No. 2 — The consummation of the 4% Exchange Offer is not contingent on the 13% Exchange Offer.

The risk factor is hereby replaced in its entirety by the following new risk factor:

The New 7.5% Notes will receive a security interest and, if the Company does not consummate the 13% Exchange Offer, or if it receives the consent of more than fifty percent but less than seventy-five percent of the aggregate principal amount of Existing 13% Notes, the Existing 13% Notes will retain their security interest.

The New 7.5% Notes will be secured by a first-priority lien on substantially all of the assets owned by the Company and the guarantors, and have the benefit of restrictive covenants. These restrictive covenants include covenants that would prevent the Company from redeeming the New 4% Notes at the Company’s option or making certain additional payments that are payable upon conversion of the New 4% Notes in cash.

Furthermore, the 13% Notes Indenture requires the consent of holders of at least seventy-five percent of the aggregate principal amount of Existing 13% Notes then outstanding in order to release the security interest and all of the collateral securing the Company’s obligations under the Existing 13% Notes and terminate the existing collateral documents. If the Company does not consummate the 13% Exchange Offer and Consent Solicitation, or if the Company receives the consent of more than fifty percent but less than seventy-five percent of the aggregate principal amount of Existing 13% Notes, the Existing 13% Notes will continue to be secured by a first-priority lien on substantially all of the assets owned by the Company and the guarantors, and have the benefit of restrictive covenants. These restrictive covenants include covenants that would prevent the Company from redeeming the New 4% Notes or the New 7.5% Notes at the Company’s option or making certain additional payments that are payable upon conversion of the New 4% Notes in cash and could prevent the Company from making certain coupon make whole payments that are payable upon conversion of the New 7.5% Notes in cash.

* * *

DISCUSSION — Risk Factors — Risks Related to Proposals No. 1 and No. 2 — The New 4% Notes Financing may not be consummated, and the Exchange Offers and Consent Solicitation are not contingent on the closing of the New 4% Notes Financing.

The risk factor is hereby amended and restated as follows:

The Company’s decision to not consummate the New 4% Notes Financing at this time could increase the likelihood of an adverse impact on the Company’s liquidity.

As a result of the Company’s decision to not consummate the New 4% Notes Financing at this time if other debt or equity financing is unavailable, it may have insufficient liquidity to meet its operational and initial growth needs and will have to take actions such as reducing or delaying capital expenditures, product development efforts, strategic acquisitions, investments and alliances, selling assets, restructuring or refinancing its debt, including the New Notes, or seeking additional equity capital.

If we do not accept for tender more than $199,207,000 aggregate principal amount in Existing 4% Notes, the right of holders of our Existing 13% Notes to require us to repurchase their Existing 13% Notes in 2013 will not terminate.

The 13% Notes Indenture provides that a holder of Existing 13% Notes may require the Company to repurchase all or a portion of such holder’s notes on April 15, 2013 unless less than $50,000,000 in aggregate principal amount of Existing 4% Notes and any debt (other than “subordinated debt” (as defined in the 13% Indenture for this purpose)) used to refinance the Existing 4% Notes is outstanding. If the Company does not accept for tender more than $199,207,000 in aggregate principal amount of Existing 4% Notes, at least $50,000,000 aggregate principal amount of Existing 4% Notes will remain outstanding after the close of the Exchange Offers. If this were to occur, holders of Existing 13% Notes would continue to be able to require the Company to repurchase their Existing 13% Notes in April 2013.

* * *

DISCUSSION — Risk Factors — Risks Related to Proposals No. 1 and No. 2 — If Proposal No. 2 is not approved, we may be required to pay in cash certain coupon make whole payments and additional payments due on conversion of the New Notes.

The risk factor is hereby amended and restated as follows:

If Proposal No. 2 is not approved, the Company may be required to pay in cash certain coupon make whole payments due on conversion of the New 7.5% Notes.

The Company will be obligated to pay coupon make whole payments on the New 7.5% Notes upon conversion and will have the option under certain circumstances of making these payments in shares or cash. However, if Proposal No. 2 (increase in authorized common stock) is not approved, under certain circumstances the Company could be in a position where the Company does not have sufficient authorized shares to pay these amounts by issuing shares, and the Company would be required to pay these amounts in cash. This could have a material adverse effect on the Company’s financial flexibility, the Company’s liquidity and the Company’s ability to fund its operations and expected growth. In addition, if the Company did not have sufficient cash to pay these amounts, this non-payment would create an event of default with respect to the New 7.5% Notes.

* * *

DISCUSSION — Risk Factors — Risk Relating to Proposals No. 1 and No. 2 — Completion of the Company’s recapitalization plan may cause fluctuations in the price of its common stock

The risk factor is hereby amended and restated as follows:

Completion of the Company’s recapitalization plan may cause fluctuations in the price of its common stock.

As part of the recapitalization plan, the Company has implemented the Reverse Split. The primary objective of the Reverse Split is to have the ability to raise the per share trading price of the Company’s common stock. The Company believes that this will, among other things, better enable the Company to maintain the listing requirements of its common stock under Nasdaq Marketplace Rules and facilitate higher levels of institutional stock ownership, as investment policies of many institutional investors require minimum securities price points. The Company cannot assure you that the Reverse Split will accomplish this objective for any meaningful period of time. While the Company expects that the reduction in the number of outstanding shares of common stock will proportionally increase the market price of its common stock, the Company cannot assure you that the Reverse Split will increase the market price of its common stock or result in any permanent or sustained increase in the market price of our stock, which is dependent upon many factors, including our business and financial performance, general market conditions, and prospects for future success. Furthermore, if a large percentage of holders of New Notes convert their New Notes soon after the settlement of the Exchange Offers, a significant number of additional shares of the Company’s common stock will be in the market, diluting the ownership interest of the Company’s existing stockholders which could have an adverse impact on the price of the Company’s common stock.

* * *

DISCUSSION — Impact of the Exchange Offers and New 4% Notes Financing on the Company’s Capitalization, Book Value and Unaudited Pro Forma Financial Information

These sections are hereby amended and restated as follows:

Impact of the Exchange Offers on the Company’s Capitalization

The following table sets forth the Company’s cash, cash equivalents and marketable securities and the Company’s capitalization as of October 2, 2010:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the Exchange Offers and Consent Solicitation, as if they had occurred on October 2, 2010.

The table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the quarter ended October 2, 2010 and its consolidated financial statements and the notes to those financial statements incorporated by reference in this Proxy Statement.

	As of October 2, 2010
	Actual	As Adjusted
	(Dollars in thousands,
	except par value)

Cash, cash equivalents and marketable securities	$93,275	$82,947
Restricted cash	6,710	6,710
Existing 4% Notes	221,899	43,815
Existing 13% Notes	165,000	—
Loan and related interest payable	36,786	36,786
New 4% Notes(1)	—	51,996
New 7.5% Notes(2)	—	72,508

Total long-term debt	423,685	205,105
Stockholder’s equity:
Common stock, $0.01 par value, 75,000,000 shares authorized, 34,818,011 issued and outstanding(3)	348	348
Preferred stock, $0.01 par value, 27,227,668 shares authorized, none issued and outstanding, actual and as adjusted	—	—
Additional paid-in capital	1,033,849	1,178,958
Accumulated deficit	(685,603)	(612,132)
Accumulated other comprehensive income(4)	244	244

Total stockholder’s equity	348,838	567,418

Total capitalization	$772,523	$772,523

(1)	Assumes $200,000,000 principal amount of Existing 4% Notes are tendered and accepted and $100,000,000 principal amount of New 4% Notes is issued in the 4% Exchange Offer.

(2)	Assumes $165,000,000 principal amount of New 7.5% Notes is issued in the 13% Exchange Offer.

(3)	Excludes (i) shares issuable upon exercise of outstanding options; (ii) shares issuable under the Company’s stock option and incentive plan and the Company’s employee stock purchase plan; (iii) shares potentially issuable upon conversion of the Existing Notes; and (iv) shares potentially issuable upon conversion of the New Notes. As a result of the amendment to our certificate of incorporation that was filed to effect the Reverse Split and became effective on January 1, 2011, we currently have 120,000,000 shares authorized. In connection with the Company’s recapitalization plan, the Company is asking its stockholders to approve an increase to its authorized shares of common stock to 240,000,000, after giving effect to the Reverse Split.

(4)	Comprehensive loss consists of cumulative foreign currency translation adjustments.

The as adjusted information discussed above is illustrative only and may change depending on the actual total amount of Existing Notes tendered in the Exchange Offers and the exchange ratio at which Existing 4% Notes are exchanged for New 4% Notes.

Book Value

As of October 2, 2010, the Company had a net book value of $348.8 million or approximately $10.02 per share of its common stock outstanding. Net book value per share is equal to the Company’s total assets less total liabilities, divided by the outstanding number of shares of its common stock.

After giving effect to the Exchange Offers as described above, the Company’s pro forma net book value as adjusted as of October 2, 2010 will be approximately $567.4 million or approximately $16.30 per share of its common stock outstanding. Common stock outstanding excludes stock options and shares of the Company’s stock issuable under all convertible notes outstanding.

Unaudited Pro Forma Financial Data

The following unaudited pro forma financial information is based on, and should be read in conjunction with the Company’s audited consolidated financial statements and related notes that are contained in the Company’s Current Report on Form 8-K dated August 12, 2010 and the Company’s unaudited consolidated financial statements and related notes that are contained in the Company’s Quarterly Report on Form 10-Q for the period ended October 2, 2010, and with the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in these documents, incorporated by reference in this proxy statement. The unaudited pro forma financial information gives effect to the following transactions, as if such transactions were consummated as of January 1, 2009 for statement of operations purposes and October 2, 2010 for balance sheet purposes including:

•	the tender and cancellation of $200,000,000 aggregate principal amount of Existing 4% Notes, the maximum amount that the Company will accept for exchange pursuant to the 4% Exchange Offer;

•	the tender and cancellation of $165,000,000 aggregate principal amount of Existing 13% Notes, the maximum amount that the Company will accept for exchange pursuant to the 13% Exchange Offer;

•	the issuance of $100,000,000 aggregate principal amount of New 4% Notes in exchange for the Existing 4% Notes;

•	the issuance of $165,000,000 aggregate principal amount of New 7.5% Notes in exchange for the Existing 13% Notes;

•	the payment of an estimated $7.8 million in fees and expenses related to the Exchange Offers; and

•	payment of approximately $2.5 million in accrued but unpaid interest associated with Existing 4% Notes and Existing 13% Notes that are tendered in accordance with the terms of the Exchange Offers.

The unaudited pro forma financial information set forth below gives effect to the Reverse Split, except where otherwise indicated. The unaudited pro forma financial information set forth below is based on estimates and assumptions which have been made solely for purposes of developing such pro forma information and is for informational purposes only, is not an indication of future performance, and should not be considered indicative of actual results that would have been achieved had the Exchange Offers actually been consummated on the dates or at the beginning of the periods presented. The estimated pro forma adjustments arising from the Exchange Offers are derived from the preliminary accounting of the transactions. However, no pro forma adjustments have been presented with respect to any potential impact of troubled debt restructuring accounting requirements, any potential embedded derivatives with respect to the New Notes or any conversions of notes during the periods presented. The final accounting for the Exchange Offers will not be completed until the final terms are known.

Unaudited Consolidated Pro Forma Balance Sheets

	Historical
	October 2,	Exchange
	2010	Adjustment	Pro Forma
	(In thousands, except per share data)

ASSETS
Current assets:
Cash and cash equivalents	$93,275	$(10,328)	$82,947	(1)
Accounts receivable, net of allowances for doubtful accounts	59,390	—	59,390
Inventory	47,140	—	47,140
Prepaid cost of inventory	34,524	—	34,524
Other current assets	25,001	—	25,001

Total current assets	259,330	(10,328)	249,002
Restricted cash	6,710	—	6,710
Deferred financing costs	10,249	7,798	18,047	(2)
Loan receivable from Jiawei and related interest	13,311	—	13,311
Prepaid cost of inventory	121,213	—	121,213
Fixed assets, net	423,936	—	423,936
Other assets	302	—	302

Total assets	$835,051	$(2,530)	$832,521

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$37,712	$—	$37,712
Due to Sovello AG and related guarantees	—	—	—
Accrued employee compensation	4,533	—	4,533
Accrued interest	11,372	(2,530)	8,842	(3)
Accrued warranty	3,515	—	3,515

Total current liabilities	57,132	(2,530)	54,602
Convertible notes, net of discount	386,899	(218,580)	168,319	(4)
Loan and related interest payable	36,786	—	36,786
Deferred income taxes	5,396	—	5,396

Total liabilities	486,213	(221,110)	265,103
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 75,000,000 shares authorized, 208,908,066 shares issued and outstanding at October 2, 2010(6)	348	—	348	(6)
Additional paid-in capital	1,033,849	145,109	1,178,958	(4)
Accumulated deficit	(685,603)	73,471	(612,132	)(5)
Accumulated other comprehensive income (loss)	244	—	244

Total stockholders’ equity	348,838	218,580	567,418

Total liabilities and stockholders’ equity	$835,051	$(2,530)	$832,521

(1)	Represents the payment of an estimated $7.8 million in fees and expenses related to the Exchange Offers and payment of approximately $2.5 million in accrued but unpaid interest associated with Existing 4% Notes and Existing 13% Notes that are tendered in accordance with the terms of the Exchange Offers.

(2)	The Company is currently evaluating the accounting for the Exchange Offers with respect to troubled debt restructuring in accordance with ASC 470-60-55, the final accounting for which will be dependent upon the final terms of the Exchange Offers. If the New Notes issued under the Exchange Offers are to be accounted for as a troubled debt restructuring, the approximately $18 million of estimated financing costs would be treated as reduction of the gain on extinguishment of the Existing 4% Notes.

(3)	As part of the Exchange Offers, holders of the Existing 4% Notes and Existing 13% Notes will receive accrued and unpaid interest on any notes accepted in the Exchange Offers. The adjustment of $2.5 million reflects the payment of all accrued and unpaid interest on the Existing 4% Notes and Existing 13% Notes as of October 2, 2010.

(4)	Primarily represents the discounts as a result of the existence of the cash settlement provisions of the New Notes. No pro forma adjustments have been presented for any potential embedded derivatives of the New Notes issued in the Exchange Offers. The final accounting for the Exchange Offers will not be completed until the final terms are known.

(5)	Represents the estimated gain on extinguishment of debt associated with the exchange of the Existing 4% Notes. As previously noted, the estimated gain is subject to further adjustment upon final accounting determination of troubled debt restructuring (ASC 470-60-55) or any potential embedded derivates of the notes issued in the Exchange Offers.

(6)	As a result of the amendment to our certificate of incorporation that was filed to effect the Reverse Split and became effective on January 1, 2011, we currently have 120,000,000 shares authorized.

Unaudited Consolidated Pro Forma Statements of Operations

	Year Ended December 31, 2009			Year-to-Date Period Ending October 2, 2010
		Pro Forma	Pro		Pro Forma
	Historical	Adjustment	Forma	Historical	Adjustment	Pro Forma
	(In thousands, except per share data)

Consolidated Statement of Operations Data:
Revenue	$271,848	$—	$271,848	$249,524	$—	$249,524
Cost of revenue	253,484	—	253,484	229,725	—	229,725

Gross profit	18,364	—	18,364	19,799	—	19,799

Operating Expenses:
Research and development	18,058	—	18,058	15,078	—	15,078
Selling, general and administrative	26,260	—	26,260	28,713	—	28,713
Write-off of loan receivable from silicon supplier	43,882	—	43,882	—	—	—
Facility start-up and equipment write-offs	16,115	—	16,115	14,481	—	14,481
Restructuring charges	11,940	—	11,940	13,780	—	13,780

Total operating expenses	116,255	—	116,255	72,052	—	72,052

Operating loss	(97,891)	—	(97,891)	(52,253)	—	(52,253)
Other income (expense):
Foreign exchange gains (losses), net	2,650	—	2,650	(2,845)	—	(2,845)
Interest income	4,728	—	4,728	1,612	—	1,612
Interest expense	(27,992)	(12,386)	(40,378)	(29,002)	(23,141)	(52,143	)(1)
Gain on early extinguishment of debt	—	—	—	24,777	—	24,777	(2)

Other income (expense), net	(20,614)	(12,386)	(33,000)	(5,458)	(23,141)	(28,599)

Loss before noncontrolling interest, equity income (loss) from interest in Sovello AG, (impairment) recovery of equity investment and income tax benefit	(118,505)	(12,386)	(130,891)	(57,711)	(23,141)	(80,852)
Equity income (loss) from interest in Sovello AG	(29,748)	—	(29,748)	—	—	—
Impairment and other charges associated with equity investment in Sovello AG	(126,057)	—	(126,057)	—	—	—
Recovery of impairment charges associated with Sovello AG	—	—	—	3,227	—	3,227
Income tax benefit	(8,090)	—	(8,090)	—	—	—	(3)

Net loss including noncontrolling interest	$(266,220)	(12,386)	$(278,606)	$(54,484)	(23,141)	$(77,625)

Net loss per share attributable to Evergreen Solar, Inc. (basic and diluted), after giving effect to the Reverse Split, which became effective January 1, 2011(4)	$(8.51)		$(8.90)	$(1.59)		$(2.27)
Weighted average shares used in computing basic and diluted net loss per share, after giving effect to the Reverse Split, which became effective January 1, 2011(4)	31,296	—	31,296	34,227	—	34,227

(1)	Adjustments to interest expense are comprised of the following components:

	Year Ended December 31, 2009			Year-to-date Period Ending October 2, 2010
		Pro Forma			Pro Forma
	Historical	Adjustment	Pro Forma	Historical	Adjustment	Pro Forma

Coupon	$16,194	$(4,192)	$12,002	$20,305	$(3,781)	$16,524
Amortization of original issue discount and deferred financing costs (non-cash)	14,126	18,620	32,746	9,625	27,572	37,197
Capitalized interest and other	(2,328)	(2,041)	(4,369)	(928)	(650)	(1,578)

	$27,992	$12,386	$40,378	$29,002	$23,141	$52,143

(2)	The gain on extinguishment of debt associated with the exchange of the Existing 4% Notes in not included as an adjustment to the pro forma amounts because it is not considered to have a continuing impact on our results of operations.

(3)	No adjustments were made for income tax adjustments to account for the changes in pre-tax loss as we recorded a valuation allowance recorded against all net operating losses.

(4)	Gives effect to the Reverse Split, which became effective on January 1, 2011.

* * *

PROPOSAL NO. 1

Proposal No. 1 is hereby amended and restated as follows:

PROPOSAL NO. 1

APPROVAL OF THE ISSUANCE OF NOTES AND THE ISSUANCE OF THE COMMON STOCK
UPON CONVERSION OF THE NOTES

Background

The Company is seeking stockholder approval under the applicable provisions of Nasdaq Marketplace Rule 5635 for the issuance of the shares of common stock and the New Notes (and the issuance of common stock issuable upon conversion of the New Notes, including shares issuable with respect to the Coupon Make Whole Payments and, in the case of the New 4% Notes, with respect to the Additional Amount) in connection with the proposed Exchange Offers. As described under the captions “Material Terms of the Exchange Offers — Terms and Conditions of the Exchange Offers and Consent Solicitation,” the Company will offer to issue shares of its common stock, the New 4% Notes and the New 7.5% Notes in exchange for certain Existing Notes. The 4% Exchange Offer is not conditioned on the consummation of the 13% Exchange Offer and the Company may complete the 4% Exchange Offer without completing the 13% Exchange Offer. The 13% Exchange Offer is not conditioned on the consummation of the 4% Exchange Offer and the Company may complete the 13% Exchange Offer without completing the 4% Exchange Offer.

For a more detailed description of the Exchange Offers and the terms of the New 4% Notes and the New 7.5% Notes, see “Material Terms of the Exchange Offers — Terms and Conditions of the Exchange Offers and Consent Solicitation.”

Reason for Request for Stockholder Approval

The Company is seeking approval for the issuance of the New Notes (and the issuance of common stock issuable upon conversion of the New Notes, including shares issuable with respect to the Coupon Make Whole Payments and, in the case of the New 4% Notes, with respect to the Additional Amount) in connection with the proposed the Exchange Offers under all the applicable provisions of Marketplace Rule 5635, which applies to the issuance of securities in certain circumstances.

Nasdaq Marketplace Rule 5635(d) requires stockholder approval of the issuance of common stock, or securities convertible into or exercisable for common stock, equal to 20% or more of the common stock outstanding before the issuance for less than the greater of book or market value of the stock. Because the proposed Exchange Offers would likely result in the issuance of securities convertible into more than 20% of the Company’s shares at a price that is lower than the current book value of the shares, the Company is seeking stockholder approval pursuant to Marketplace Rule 5635(d).

In addition, under Marketplace Rule 5635(b), companies are required to obtain stockholder approval prior to the issuance of securities when the issuance or potential issuance would result in a “change of control” as defined by Nasdaq. Nasdaq generally characterizes a transaction whereby an investor or group of investors acquires, or obtains the right to acquire, 20% of more of the outstanding shares or the voting power of an issuer on a post-transaction basis as a “change of control” for purposes of Rule 5635(b). While the completion of the Exchange Offers could lead to a “change of control”, the Company is not currently aware of any investor who would acquire more than 20% of the outstanding shares or the voting power of the Company in the Exchange Offers.

Furthermore, under Marketplace Rule 5635(c), companies are required to obtain stockholder approval prior to issuance of common stock or securities convertible into or exercisable for common stock to certain affiliates at a price less than the market value of the common stock, as such issuance is considered a form of “equity compensation.” To the extent that the issuance of the shares of common stock and the New Notes in the Exchange Offers could be considered a form of “equity compensation,” the Company is seeking stockholder approval pursuant to Marketplace Rule 5635(c). The Company is not aware of any affiliates exchanging Existing Notes in the Exchange Offers.

Impact on Stockholders of Approval or Disapproval of this Proposal No. 1

If this proposal is approved, the issuance of the New Notes could have an anti-takeover effect because such issuance would make it more difficult for, or discourage an attempt by, a party to obtain control of the Company by tender offer or other means. The issuance of the common stock issuable upon conversion of the New Notes will increase the number of shares entitled to vote, increase the number of votes required to approve a change of control of the Company, and dilute the interest of a party attempting to obtain control of the Company. The Board of Directors does not have any current knowledge of any effort by any third party to accumulate the Company’s securities or obtain control of the Company by any means.

If this proposal is not approved, there may be other effects on the stockholders, including that the Company will be unable to complete the Exchange Offers. If the Company does not complete the Exchange Offers, the Company will be unable to retire the Existing Notes tendered in the Exchange Offers. Consequently, the Company will be unable to reduce its outstanding indebtedness and annual interest expense. If the Company does not consummate the Exchange Offers, the Company will consider all viable restructuring available to it at such time. However, viable alternative restructuring may not be available or may not be on terms as favorable to our stockholders as the terms of the Exchange Offers. Such alternatives may be expensive, may have an uncertain timeline and may cause substantially greater dilution to our stockholders than the Exchange Offers. If the Company is unable to repay the Existing Notes when due beginning in 2013, it may be required to seek protection from its creditors through a bankruptcy filing. If so, it is likely that there would be little or no assets available for payment or distribution to the Company’s stockholders, and you will lose your entire investment in the Company. For a discussion of additional risks relating to the Exchange Offers, see “Discussion — Risk Factors — Risks Relating to Proposals No. 1 and No. 2.”

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting on the matter is necessary under Rule 5635(e)(4) of the Nasdaq Marketplace Rules to approve the issuance of the New Notes and the common stock issuable upon conversion of the New Notes. Accordingly, failure to vote and broker non-votes will not affect whether this proposal is approved, but an abstention will have the same effect as a vote against this proposal.

THE BOARD OF DIRECTORS HAS APPROVED THE ISSUANCE OF THE SHARES OF COMMON STOCK AND THE NEW NOTES AND THE ISSUANCE OF THE COMMON STOCK UPON CONVERSION OF THE NEW NOTES AS SET FORTH IN PROPOSAL NO. 1. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 1.

* * *

PROPOSAL NO. 2

Proposal No. 2 is hereby amended and restated as follows:

PROPOSAL NO. 2
AUTHORIZATION TO INCREASE THE COMPANY’S AUTHORIZED COMMON STOCK
FROM 120,000,000 SHARES TO 240,000,000 SHARES

Background

In order to ensure sufficient shares of common stock will be available for future issuance by the Company, the Board of Directors has approved, subject to stockholder approval, an amendment to the Company’s Certificate of Incorporation to increase the number of shares of the Company’s common stock authorized for issuance from 120,000,000 to 240,000,000. You are being asked to consider and act upon this proposal to approve the proposed amendment to the Certificate of Incorporation which is attached as Appendix A to this proxy statement. Although the Company will have enough authorized shares to complete the proposed Exchange Offers without the approval of Proposal No. 2, it is important that the Company have the an appropriate number of authorized but unissued shares following the recapitalization. This will provide the Company with the flexibility to, among other things, undertake important strategic initiatives the Board of Directors may approve from time to time.

At the Company’s annual meeting on July 27, 2010, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to give the Board of Directors the authority to effect a 1-for-6 reverse stock split (the “Reverse Split”) of the Company’s common stock issued and outstanding and to reduce the authorized shares of common stock from 450,000,000 to 120,000,000. The Reverse Split became effective on January 1, 2011.

Under Delaware law, the Company may only issue shares of common stock to the extent such shares have been authorized for issuance under the Company’s Certificate of Incorporation. From time-to-time, the Company issues shares of its common stock in connection with capital raises to fund operations and expansion plans and for other general corporate purposes. Upon each of these occurrences, the amount of available authorized shares decreases. The Company’s Certificate of Incorporation currently authorizes the issuance of up to 120 million shares of common stock. However, as of October 2, 2010, 34.8 million shares of common stock were issued and outstanding and 2.6 million shares were reserved for issuance under the Company’s equity compensation plans pursuant to outstanding and yet to be issued equity awards and the employee stock purchase plan. If the Exchange Offers described above under Proposal No. 1 are consummated (assuming that the Company issues the full $100,000,000 aggregate principal amount of New 4% Notes and the full $165,000,000 aggregate principal amount of New 7.5% Notes in the Exchange Offers, the New Notes will be convertible into a total of approximately 64.2 million shares of common stock, based on assumed initial conversion prices of $4.35 per share for the New 4% Notes and $4.00 per share for the New 7.5% Notes and excluding shares issuable upon conversion with respect to coupon make whole payments and additional amounts payable on conversion, which are discussed below. The Company will have adequate available shares of common stock for these issuances upon conversion of the New Notes whether or not Proposal No. 2 is approved. In addition, the Company will be obligated to pay coupon make whole payments on the New Notes upon conversion and pay an additional amount upon conversion of the New 4% Notes, and will have the option of making these payments in shares or cash under certain circumstances. If the Company elected to make these payments by delivering shares of common stock, these shares would be valued at a 10% discount to the market price of the common stock at that time (based on a trading period or a particular day, depending on the type of conversion), subject to a floor price of $3.00 per share. At this floor price, a maximum of approximately 32.5 million shares would be issuable upon conversion with respect to these coupon make-whole payments and additional payments that the Company may satisfy through the issuance of additional shares upon conversion. Although the Company may choose to complete the Exchange Offers without approval of Proposal No. 2, it is possible that under certain circumstances the Company may not have sufficient authorized shares, at the time such conversions occur, to pay all of these amounts (under all of the then outstanding New Notes) by delivering shares. The proposed increase in the authorized common stock would provide the Company with additional flexibility to, among other things, make certain payments due on conversion of a portion of the New Notes in the future by delivering shares of common stock rather than paying cash, as well as to issue additional equity and equity linked securities in the future to fund its operations and expected growth and other general corporate purposes. See “Risk Factors — Risks Relating to Proposals No. 1 and No. 2 — If Proposal No. 2 is not approved, the Company may be required to pay in cash certain coupon make whole payments due on conversion of the New 7.5% Notes.”

Purpose and Effect of the Increase in the Amount of the Company’s Authorized Common Stock

The principal purpose of this proposal is to authorize additional shares of common stock, which may be used for general corporate purposes. As an example, the Board of Directors may in the future determine that it is appropriate or necessary to raise additional capital through the sale of equity securities, convertible debt securities or other equity linked securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees and officers (subject to additional stockholder approvals as required), to permit future stock dividends or for other corporate purposes. In addition, the Company may use a portion of the additional authorized shares of common stock to make payments of certain coupon make whole payments payable on conversion of the New Notes, rather than pay cash, which would increase the Company’s financial flexibility and liquidity and preserve its cash for funding its operations and expected future growth. See “Risk Factors — Risks Relating to Proposals No. 1 and No. 2 — If Proposal No. 2 is not approved, the Company may be required to pay in cash certain coupon make whole payments due on conversion of the New 7.5% Notes.” The availability of additional shares of common stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock. If the amendment is approved by the stockholders, the Board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, unless stockholder approval is otherwise required by law or the Marketplace Rules of the Nasdaq Stock Market which require stockholder approval for certain issuances of stock.

The increase in authorized number of shares common stock will not have any immediate effect on the rights of existing stockholders. However, the Board or Directors will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. Other than OCI Company Ltd., the Company’s largest silicon supplier, the holders of the Company’s common stock have no preemptive rights and the Board of Directors has no plans to grant such rights with respect to any such shares. OCI’s preemptive rights allow it to avoid having its ownership diluted by participating in equity and debt offerings made by the Company on the same terms and conditions as other purchasers.

The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change of control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law or stock exchange rules, be issued in one or more transactions which would make a change of control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

We do not have any arrangements, commitments or understandings to issue any shares of the Company’s capital stock except in connection with the Company’s existing stock option and purchase plans, the Company’s Existing 4% Notes and the Company’s Existing 13% Notes and the Exchange Offers.

The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized common stock is not prompted by any specific effort or takeover threat currently perceived by management.

As of October 2, 2010, after giving effect to the Reverse Split, there were:

•	120.0 million shares of the Company’s common stock authorized;

•	approximately 34.8 million shares of the Company’s common stock issued and outstanding;

•	approximately 0.7 million shares of common stock underlying options outstanding at a weighted average exercise price of $24.60 per share;

•	approximately 1.8 million shares of the Company’s common stock reserved and available for future issuance or future grant under the Company’s 2000 Stock Option and Incentive Plan;

•	approximately 0.2 million shares of common stock reserved and available for future issuance or future grant under the Company’s 2000 Employee Stock Purchase Plan;

•	approximately 14.4 million shares reserved for issuance upon the conversion of the Company’s outstanding Existing 13% Notes, in the aggregate principal amount of $165,000,000;

•	no shares of the Company’s preferred stock issued and outstanding and no shares of the Company’s common stock reserved for issuance upon the conversion of shares of the Company’s preferred stock; and

•	approximately 68.1 million shares of the Company’s common stock which are authorized, unreserved and unissued.

The proposed amendment to the Company’s Certificate of Incorporation will not change the number of authorized shares of preferred stock.

We believe that the increase in the number of authorized shares of common stock is in the best interests of the Company and its stockholders.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the outstanding shares of the Company’s common stock voting is required to approve the proposed amendment of the Company’s Certificate of Incorporation. Abstentions have the same effect as a vote against this proposal.

THE BOARD OF DIRECTORS HAS ADOPTED A RESOLUTION APPROVING THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION AND DECLARING ITS ADVISABILITY AS SET FORTH IN PROPOSAL NO. 2. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 2.

MATERIAL TERMS OF THE EXCHANGE OFFERS

This section is hereby amended and restated as follows:

MATERIAL TERMS OF THE EXCHANGE OFFERS

The description of the terms of, and reasons for, the Exchange Offers set forth herein is included for informational purposes to stockholders in connection with this proxy solicitation and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company.

Terms and Conditions of the Exchange Offers and Consent Solicitation

In the Exchange Offers, the Company is offering to exchange (i) an aggregate principal amount of up to $100,000,000 of New 4% Notes for an aggregate principal amount of up to $200,000,000 of Existing 4% Notes and (ii) an aggregate principal amount of up to $165,000,000 of New 7.5% Notes for an aggregate principal amount of up to $165,000,000 of Existing 13% Notes. The amount of New 4% Notes to be issued will be determined by the modified “Dutch auction” procedures discussed below. The exchange offer for the Existing 13% Notes is referred to herein as the “13% Exchange Offer.”

The exchange offer for the Existing 4% Notes (the “4% Exchange Offer”) is being conducted as a modified “Dutch auction” pursuant to which holders of Existing 4% Notes will have the opportunity to specify an exchange ratio at which they would be willing to exchange Existing 4% Notes for New 4% Notes. Holders must submit tenders in the range from $425 principal amount (the “4% Minimum Exchange Ratio”) to $500 principal amount of New 4% Notes that would be issued for each $1,000 principal amount of Existing 4% Notes surrendered for exchange by such holder.

The Company will accept Existing 4% Notes tendered beginning with the 4% Minimum Exchange Ratio and continuing in order of increasing increments of $2.50 in New 4% Notes per $1,000 principal amount of Existing 4% Notes, until the aggregate principal amount of accepted Existing 4% Notes tendered equals $200,000,000 (including any subsequent increase in such amount, the “4% Maximum Amount”). The highest exchange ratio specified with respect to Existing 4% Notes accepted for exchange in this process is referred to as the “4% Clearing Exchange Ratio.” If the aggregate principal amount of Existing 4% Notes tendered in the

4% Exchange Offer exceeds the 4% Maximum Amount, all Existing 4% Notes tendered at or below the 4% Clearing Exchange Ratio will be accepted on a pro rata basis up to the 4% Maximum Amount, and Existing 4% Notes tendered above the 4% Clearing Exchange Ratio will be rejected. If the aggregate principal amount of Existing 4% Notes tendered in the 4% Exchange Offer is less than the 4% Maximum Amount, the Company will accept all Existing 4% Notes tendered, and the highest exchange ratio specified with respect to any Existing 4% Notes tendered will be the 4% Clearing Exchange Ratio. All Existing 4% Notes tendered that the Company accepts will be paid in New 4% Notes based on the same 4% Clearing Exchange Ratio.

The New 4% Notes

Below is a summary of the material terms of the New 4% Notes. For more information on the terms of the New 4% Notes, see the “Description of New 4% Notes” section of the Company’s preliminary prospectus (the “Preliminary Prospectus”) forming a part of the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on January 26, 2011. See “Where You Can Find Additional Information” for details on how to request a copy of the Preliminary Prospectus.

Issuer

The New 4% Notes are being issued by Evergreen Solar, Inc.

Securities Offered

Initially up to $100,000,000 aggregate principal amount of 4% Convertible Subordinated Additional Cash Notes due 2020. The indenture governing the New 4% Notes will provide that the Company may issue additional New 4% Notes, which shall have substantially identical terms as the New 4% Notes.

Stated Maturity

The New 4% Notes will mature on July 15, 2020, unless earlier converted, repurchased or redeemed.

Interest

The New 4% Notes will bear interest at a rate of 4% per annum. Interest will be payable semi-annually in arrears in cash on January 15 and July 15 of each year, beginning July 15, 2011.

Ranking

The New 4% Notes will be the Company’s unsecured subordinated obligations and will:

•	be contractually subordinated in right of payment to all of the Company’s other existing and future senior indebtedness;

•	be effectively subordinated to all of the Company’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•	be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of the Company’s subsidiaries.

The Existing 4% Notes will not constitute senior debt for purposes of the subordination provisions of the New 4% Notes and the New 4% Notes indenture.

Conversion Rights

A holder may convert the New 4% Notes at any time from the date on which the New 4% Notes are originally issued, referred to as the issue date, until the close of business on the business day immediately preceding the stated maturity date and subject to the terms of the indenture governing the New 4% Notes, in multiples of $1,000 principal amount of New 4% Notes. The initial conversion rate is 229.8851 shares of common stock per $1,000 principal amount of New 4% Notes (equivalent to an initial conversion price of approximately $4.35 per share), subject to adjustment.

Additional Amount Upon Conversion

A holder will also receive an additional amount upon conversion of $300 per $1,000 principal amount of converted New 4% Notes initially paid in shares of the Company’s common stock, with such common stock valued, for conversions at the holder’s option, at a price per share equal to 90% of the lesser of (i) the average of the daily VWAP (as defined below) for the 10 trading days ending on the date of conversion and (ii) the daily VWAP on the date of conversion and, for conversions at the option of the Company, at a price per share equal to the average daily VWAP for the 10 trading days beginning two trading days following the notice of conversion. Notwithstanding the foregoing, in no event will the per share value used to calculate the number of shares issuable in connection with the additional amount be less than $3.00, subject to adjustment. For conversions at a holder’s option, the Company may, at its option, pay the additional amount in cash, or following any such election to pay in cash, in shares of the Company’s common stock, subject to 11 trading days having elapsed following notice of any election to pay in cash or, following any such cash election, notice of any election to pay in shares of the Company’s common stock. For conversions at the option of the Company, the Company may, at its option (with notice of such election in the notice of conversion) pay the additional amount in cash. However, the Company may only pay this $300 additional amount in cash after the Existing 13% Notes and New 7.5% Notes are no longer outstanding, and in any event subject to the subordination provisions of the indenture governing the New 4% Notes. At any time after the one year anniversary of the issue date, the Company may, at its option, terminate the holders’ right to receive the additional amount upon conversion, subject to 20 trading days having elapsed following notice of such termination.

The “VWAP” of the Company’s common stock on any trading day means such price as is displayed under the heading “Bloomberg VWAP” on Bloomberg page “ESLR <equity> AQR” (or its equivalent successor service or page if such service or page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, the VWAP means the market value of one share of the Company’s common stock on such trading day as determined by a nationally recognized independent investment banking firm (which may be an underwriter or dealer manager or one of its affiliates) retained for this purpose by the Company.

Coupon Make Whole Payment in Connection with a Voluntary Conversion

If a holder elects to convert some or all of its New 4% Notes on or prior to January 15, 2015, such holder will receive a coupon make whole payment for the New 4% Notes being converted. This coupon make whole payment will be equal to the aggregate amount of interest payments that would have been payable on such converted New 4% Notes from the last day through which interest was paid on the New 4% Notes, or the issue date if no interest has been paid, to and including January 15, 2015.

This coupon make whole payment payable upon a voluntary conversion will initially be paid in shares of the Company’s common stock, with such common stock valued at a price per share equal to 90% of the lesser of (i) the average of the daily VWAP for the 10 trading days ending on the date of conversion and (ii) the daily VWAP on the date of conversion. Notwithstanding the foregoing, in no event will the per share value used to calculate the number of shares issuable in connection with the coupon make whole payment be less than $3.00, subject to adjustment. The Company may, at its option, pay the coupon make whole payment payable upon a voluntary conversion in cash or, following any such election to pay in cash, in shares of its common stock, subject to 11 trading days having elapsed following notice of any election to pay in cash or, following any such cash election, notice of any election to pay in shares of its common stock. However, the Company may only make this coupon make whole payment in cash after the Existing 13% Notes and New 7.5% Notes are no longer outstanding, and in any event subject to the subordination provisions of the indenture governing the New 4% Notes.

Conversion at the Option of the Company

The Company may elect to mandatorily convert some or all of the New 4% Notes if the last reported sale price of the Company’s common stock is greater than or equal to the trigger price (as defined in the indenture governing the New 4% Notes) for at least 20 trading days during any 30 consecutive trading day period ending within five trading days prior to the notice of conversion. The trigger price will be determined based on a formula set forth in the indenture governing the New 4% Notes. By way of illustration, if the applicable conversion rate then in effect was 229.8851 shares of common stock per $1,000 principal amount of New 4% Notes, and the 4% Clearing Exchange Ratio was $500 principal amount of New 4% Notes issued for each $1,000 principal amount of Existing 4% Notes surrendered for exchange, the resulting trigger price would be $7.39.

If the Company elects to convert some or all of the New 4% Notes on or prior to January 15, 2015, holders will receive the coupon make whole payment for the New 4% Notes being converted.

This coupon make whole payment payable in connection with a mandatory conversion will initially be paid in shares of the Company’s common stock, with such common stock valued at a price per share equal to the average of the daily VWAP for the 10 trading days beginning two trading days following the notice of conversion. Notwithstanding the foregoing, in no event will the per share value used to calculate the number of shares issuable in connection with the coupon make whole payment be less than $3.00, subject to adjustment. The Company may, at its option (with notice of such election in the notice of conversion), pay the coupon make whole payment payable in connection with a mandatory conversion in cash. However, the Company may only make this coupon make whole payment in cash after the Existing 13% Notes and New 7.5% Notes are no longer outstanding, and in any event subject to the subordination provisions of the indenture governing the New 4% Notes.

Limitations on Conversion

The Company will not effect any conversion of the New 4% Notes (including any conversion pursuant to Conversion at the Option of the Company), and holders of the New 4% Notes will not have the right to convert any portion of the New 4% Notes, in excess of that portion of the New 4% Notes on conversion of which the sum of (1) the number of shares of the Company’s common stock beneficially owned by a holder and its affiliates (other than shares of the Company’s common stock which may be deemed beneficially owned through the ownership of the unconverted portion of the New 4% Notes or the unexercised or unconverted portion of any of the Company’s other securities beneficially owned by such holder or its affiliates subject to a limitation on exercise or conversion analogous to the limitations described in this Limitations on Conversion) and (2) the number of shares of the Company’s common stock issuable upon the conversion of the portion of the New 4% Notes with respect to which the determination set forth in this sentence is being made (including any shares related to the settlement of the Coupon Make Whole Payment and the Additional Amount in connection therewith), would result in beneficial ownership by such holder and its affiliates of any amount greater than 9.9% of the then issued and outstanding shares of the Company’s common stock.

Any purported delivery of shares of the Company’s common stock upon exercise of the conversion right on the New 4% Notes will be void and have no effect to the extent (but only to the extent) that such delivery would result in a holder (including its affiliates) becoming the beneficial owner of more than 9.9% of the shares of the Company’s common stock outstanding at such time.

Notwithstanding anything to the contrary in this Limitations on Conversion, no holder will be entitled, with or without the Company’s consent, to waive the restrictions set forth in this Limitations on Conversion.

In the event the Company is unable to exercise its option (as described under Conversion at the Option of the Company) to convert some or all of the New 4% Notes of any holder due to the limitations described above, then the Company will have the right at any time to redeem the New 4% Notes held by such holder that the Company is not permitted to convert; provided, however, that the Company may only redeem the New 4% Notes after its Existing 13% Notes and New 7.5% Notes are no longer outstanding, and in any event subject to the subordination provisions of the New 4% Notes indenture. If the Company elects to redeem such New 4% Notes from such holder, the redemption shall be made in accordance with and pursuant to the provisions set forth under Optional Redemption. In addition, the holder will retain its right to voluntarily convert such holder’s New 4% Notes.

Fundamental Change Permits Holders to Require Us to Purchase New 4% Notes

A holder may require the Company to purchase such holder’s New 4% Notes for cash upon a fundamental change (as defined in the indenture governing the New 4% Notes) at a purchase price equal to 100% of the principal amount of the New 4% Notes, plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the purchase date, subject to certain conditions. Generally, a fundamental change will be deemed to occur upon a change of control of the Company or failure of the Company’s common stock to be listed on a U.S. national securities exchange.

Optional Redemption

Prior to January 15, 2015, the Company may not redeem the New 4% Notes, except in the limited circumstances described under Limitations on Conversion. On or after January 15, 2015, the Company may redeem for cash some or all of the New 4% Notes at its option at a price equal to 100% of the principal amount of the New 4% Notes being redeemed, plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the redemption date. The Company may only redeem the New 4% Notes after the Existing 13% Notes and New 7.5% Notes are no longer outstanding, and in any event subject to the subordination provisions of the indenture governing the New 4% Notes.

Trustee

U.S. Bank National Association

Material Differences between the New 4% Notes and the Existing 4% Notes

The table below sets forth material differences between the New 4% Notes and the Existing 4% Notes.

	New 4% Notes	Existing 4% Notes

Stated Maturity	July 15, 2020	July 15, 2013

Ranking	The New 4% Notes will be unsecured subordinated obligations of the Company.	The Existing 4% Notes are senior unsecured obligations of the Company.

Conversion Price	Approximately $4.35 (equivalent to a conversion rate of 229.8851 shares of common stock per $1,000 principal amount of New 4% Notes).	Approximately $72.67 (equivalent to a conversion rate of 13.7599 shares of common stock per $1,000 principal amount of Existing 4% Notes).

Additional Amount Upon Conversion	The Company will pay an additional amount of $300 upon conversion, payable in cash or shares of common stock at the Company’s option, subject to certain limitations. The Company may only pay this additional amount in cash after its Existing 13% Notes and New 7.5% Notes are no longer outstanding, and in any event subject to the subordination provisions of the New 4% Notes indenture.	Not applicable

	New 4% Notes	Existing 4% Notes

Coupon Make Whole Payment Upon Conversion	The New 4% Notes will have a coupon make whole payment payable, at the Company’s option, in either cash or shares of common stock, subject to certain limitations, upon conversion on or prior to January 15, 2015. The Company may only make this coupon make whole payment in cash after its Existing 13% Notes and New 7.5% Notes are no longer outstanding, and in any event subject to the subordination provisions of the New 4% Notes indenture.	Not applicable

Payment of Interest Upon Conversion	Upon conversions on or prior to January 15, 2015, holders of converted New 4% Notes will receive a Coupon Make Whole Payment (described above). For conversions after January 15, 2015, holders of converted New 4% Notes will receive accrued and unpaid interest on such notes, subject to certain conditions.	Upon any conversion, subject to certain exceptions, holders of Existing 4% Notes will not receive any payment representing accrued and unpaid interest.

Company’s Option To Convert	The New 4% Notes will be convertible at the option of the Company in certain circumstances.	Not applicable

	New 4% Notes	Existing 4% Notes

Limitations on Conversion	The Company will not effect any conversion of the New 4% Notes (including any conversion pursuant to Conversion at the Option of the Company), and holders of the New 4% Notes will not have the right to convert any portion of the New 4% Notes, in excess of that portion of the New 4% notes on conversion of which the sum of (1) the number of shares of the Company’s common stock beneficially owned by a holder and its affiliates (other than shares of the Company’s common stock which may be deemed beneficially owned through the ownership of the unconverted portion of the New 4% Notes or the unexercised or unconverted portion of any of the Company’s other securities beneficially owned by such holder or its affiliates subject to a limitation on exercise or conversion analogous to the limitations described in this Limitations on Conversion) and (2) the number of shares of the Company’s common stock issuable upon the conversion of the portion of the New 4% Notes with respect to which the determination set forth in this sentence is being made (including any shares related to the settlement of the Coupon Make Whole Payment and the Additional Amount in connection therewith), would result in beneficial ownership by such holder and its affiliates of any amount greater than 9.9% of the then issued and outstanding shares of the Company’s common stock.	Not applicable

New 4% Notes	Existing 4% Notes

Any purported delivery of shares of the Company’s common stock upon exercise of the conversion right on the New 4% Notes will be void and have no effect to the extent (but only to the extent) that such delivery would result in a holder (including its affiliates) becoming the beneficial owner of more than 9.9% of the shares of the Company’s common stock outstanding at such time.

Notwithstanding anything to the contrary in this Limitations on Conversion, no holder will be entitled, with or without the Company’s consent, to waive the restrictions set forth in this Limitations on Conversion.

In the event the Company is unable to exercise its option (as described under Conversion at the Option of the Company) to convert some or all of the New 4% Notes of any holder due to the limitations described above under Limitations on Conversion, then the Company will have the right at any time to redeem the New 4% Notes held by such holder that the Company is not permitted to convert. The Company may only redeem the New 4% Notes after its Existing 13% Notes and New 7.5% Notes are no longer outstanding, and in any event subject to the subordination provisions of the New 4% Notes indenture.

	New 4% Notes	Existing 4% Notes

Company’s Option to Redeem	The Company may redeem the New 4% Notes on or after January 15, 2015, subject to certain limitations. The Company may only redeem the New 4% Notes after its Existing 13% Notes and New 7.5% Notes are no longer outstanding, and in any event subject to the subordination provisions of the New 4% Notes indenture.	Not applicable

Conversion Rate Increase Upon a Fundamental Change	Not applicable	The Existing 4% Notes have a conversion rate increase upon a fundamental change.

Holder’s Option to Convert	The New 4% Notes will be convertible at any time prior to maturity at the holder’s option.	The Existing 4% Notes are only convertible in certain circumstances.

The New 7.5% Notes

Below is a summary of the material terms of the New 7.5% Notes. For more information on the terms of the New 7.5% Notes, see the “Description of New 7.5% Notes” section of the Preliminary Prospectus.

Issuer

The New 7.5% Notes are being issued by Evergreen Solar, Inc.

Securities Offered

Up to $165,000,000 aggregate principal amount of 7.5% Convertible Senior Notes due 2017.

Stated Maturity

The New 7.5% Notes mature on April 15, 2017, unless earlier converted, repurchased or redeemed.

Interest

The New 7.5% Notes will bear interest at a rate of 7.5% per annum. Interest will be payable semi-annually in arrears in cash on April 15 and October 15 of each year, beginning April 15, 2011.

Ranking

The New 7.5% Notes and the note guaranties will be the Company’s and the guarantors’ general senior secured obligations and will:

•	rank senior in right of payment to all of the Company’s and the guarantors’ existing and future indebtedness that is, by its terms, expressly subordinated in right of payment to the New 7.5% Notes and the Note Guaranties;

•	rank pari passu in right of payment with all of the Company’s and the guarantors’ existing and future indebtedness that is not so subordinated;

•	be effectively pari passu in right of payment to any of the Company’s and the guarantors’ secured indebtedness to the extent of the shared security interest in the same collateral securing the New 7.5% Notes and the note guaranties; and

•	be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of the Company’s non-guarantor subsidiaries.

Conversion Rights

A Holder may convert its New 7.5% Notes at any time from the date on which the New 7.5% Notes are originally issued, referred to as the issue date, until the close of business on the business day immediately preceding the stated maturity date and subject to the terms of the indenture governing the New 7.5% Notes, in multiples of $1,000 principal amount of New 7.5% Notes. The initial conversion rate is 250 shares of common stock per $1,000 principal amount of New 7.5% Notes (equivalent to an initial conversion price of approximately $4.00 per share), subject to adjustment.

Coupon Make Whole Payment in Connection with a Voluntary Conversion

If a holder elects to convert some or all of its New 7.5% Notes on or prior to April 15, 2015, such holder will receive a coupon make whole payment for the New 7.5% Notes being converted. This coupon make whole payment will be equal to the aggregate amount of interest payments that would have been payable on such converted New 7.5% Notes from the last day through which interest was paid on the New 7.5% Notes, or the issue date if no interest has been paid, to and including April 15, 2015.

This coupon make whole payment payable upon a voluntary conversion will initially be paid in shares of the Company’s common stock to the extent that, at the time of such conversion, the Company has a sufficient number of authorized and unissued shares that have not been reserved for other purposes (or in cash if the Company does not then have a sufficient number of such shares), with such common stock valued at a price per share equal to 90% of the lesser of (i) the average of the daily VWAP for the 10 trading days ending on the date of conversion and (ii) the daily VWAP on the date of conversion. Notwithstanding the foregoing, in no event will the per share value used to calculate the number of shares issuable in connection with the coupon make whole payment be less than $3.00, subject to adjustment. The Company may, at its option, pay the coupon make whole payment payable upon a voluntary conversion in cash or, following any such election to pay in cash, in shares of its common stock, subject to 11 trading days having elapsed following notice of any election to pay in cash or, following any such cash election, notice of any election to pay in shares of its common stock. However, if more than fifty percent but less than seventy-five percent of the Existing 13% Notes are accepted for exchange in the 13% Exchange Offer, and if Proposal No. 2 (increase in authorized stock) is approved, then while our existing 13% notes are outstanding we may not make this Coupon Make Whole payment in cash, and if Proposal No. 2 (increase in authorized stock) is not approved, while the Existing 13% Notes are outstanding the Company may only make this coupon make whole payment in cash if it does not then have a sufficient number of authorized and unissued shares that have not been reserved for other purposes.

Conversion at the Option of the Company

The Company may elect to mandatorily convert some or all of the New 7.5% Notes if the last reported sale price of its common stock is greater than or equal to 150% of the conversion price of the New 7.5% Notes for at least 20 trading days during any 30 consecutive trading day period ending within five trading days prior to the notice of conversion.

If the Company elects to convert some or all of the New 7.5% Notes on or prior to April 15, 2015, holders will receive the coupon make whole payment for the New 7.5% Notes being converted.

This coupon make whole payment payable in connection with a mandatory conversion will initially be paid in shares of the Company’s common stock to the extent that, at the time of such conversion, the Company has a sufficient number of authorized and unissued shares that have not been reserved for other purposes (or in cash if the Company does not then have a sufficient number of such shares), with such common stock valued at a price per share equal to the average of the daily VWAP for the 10 trading days beginning two trading days following the date of the notice of conversion. Notwithstanding the foregoing, in no event will the per share value used to calculate the number of shares issuable in connection with the coupon make whole payment be less than $3.00, subject to adjustment. The Company may, at its option (with notice of such election in the notice of conversion), pay the coupon make whole payment payable in connection with a mandatory conversion in cash. However, if more than fifty percent but less than seventy-five percent of the Existing 13% Notes are accepted for exchange in the 13% Exchange Offer, and if Proposal No. 2 (increase in authorized stock) is approved, then while our existing 13% notes are outstanding we may not make this Coupon Make Whole payment in cash, and if Proposal No. 2 (increase in authorized stock) is not approved, while the Existing 13% Notes are outstanding the Company may only make this coupon make whole payment in cash if it does not then have a sufficient number of authorized and unissued shares that have not been reserved for other purposes.

Limitations on Conversion

The Company will not effect any conversion of the New 7.5% Notes (including any conversion pursuant to Conversion at the Option of the Company), and holders of the New 7.5% Notes will not have the right to convert any portion of the New 7.5% Notes, in excess of that portion of the New 7.5% Notes on conversion of which the sum of (1) the number of shares of the Company’s common stock beneficially owned by a holder and its affiliates (other than shares of the Company’s common stock which may be deemed beneficially owned through the ownership of the unconverted portion of the New 7.5% Notes or the unexercised or unconverted portion of any of the Company’s other securities beneficially owned by such holder or its affiliates subject to a limitation on exercise or conversion analogous to the limitations described in this Limitations on Conversion) and (2) the number of shares of the Company’s common stock issuable upon the conversion of the portion of the New 7.5% Notes with respect to which the determination set forth in this sentence is being made (including any shares related to the settlement of the Coupon Make Whole Payment in connection therewith), would result in beneficial ownership by such holder and its affiliates of any amount greater than 9.9% of the then issued and outstanding shares of the Company’s common stock.

Notwithstanding anything to the contrary in this Limitations on Conversion, no holder will be entitled, with or without the Company’s consent, to waive the restrictions set forth in this Limitations on Conversion.

Any purported delivery of shares of the Company’s common stock upon exercise of the conversion right on the New 7.5% Notes will be void and have no effect to the extent (but only to the extent) that such delivery would result in a holder (including its affiliates) becoming the beneficial owner of more than 9.9% of the shares of the Company’s common stock outstanding at such time.

In the event the Company is unable to exercise its option (as described under Conversion at the Option of the Company) to convert some or all of the New 7.5% Notes of any holder due to the limitations described above, then the Company will have the right at any time to redeem the New 7.5% Notes held by such holder that the Company is not permitted to convert; provided, however, if more than fifty percent but less than seventy-five percent of the Existing 13% Notes are accepted for exchange in the 13% Exchange Offer, then the Company may only redeem the New 7.5% Notes after the Existing 13% Notes are no longer outstanding. If the Company elects to redeem such New 7.5% Notes from such holder, the redemption shall be made in accordance with and pursuant to the provisions set forth under Optional Redemption. In addition, the holder will retain its right to voluntarily convert such holder’s New 7.5% Notes.

Fundamental Change Permits Holders to Require Us to Purchase New 7.5% Notes

A holder may require the Company to purchase such holder’s New 7.5% Notes for cash upon a fundamental change (as defined in the indenture governing the New 7.5% Notes) at a purchase price equal to 100% of the principal amount of the New 7.5% Notes, plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the purchase date, subject to certain conditions. Generally, a fundamental change will be deemed to occur upon a change of control of the Company or failure of the Company’s common stock to be listed on a U.S. national securities exchange.

Optional Redemption

Prior to April 15, 2015, the Company may not redeem the New 7.5% Notes, except in the limited circumstances described under Limitations on Conversion. On or after April 15, 2015, the Company may redeem for cash some or all of the New 7.5% Notes at its option at a price equal to 100% of the principal amount of the New 7.5% Notes being redeemed, plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the redemption date. However, if more than fifty percent but less than seventy-five percent of the Existing 13% Notes are accepted for exchange in the 13% Exchange Offer, then the Company may only redeem the New 7.5% Notes after the Existing 13% Notes are no longer outstanding.

Note Guaranties

The New 7.5% Notes will be fully and unconditionally guaranteed on a senior secured basis by each of the Company’s existing and future direct and indirect wholly owned domestic subsidiaries that are not excluded subsidiaries. ESLR1, LLC, which currently provides a guaranty with respect to the Existing 13% Notes, will be merged with and into the Company prior to the issue date, which means that as of the issue date none of the Company’s subsidiaries will provide a guaranty of the Existing 13% Notes or New 7.5% Notes.

Security

The New 7.5% Notes and any future note guaranties will be secured by a first-priority lien on substantially all of the assets of the Company and the guarantors, other than excluded property. If the Company does not receive the consent of holders of at least seventy-five percent of the outstanding principal amount of the Existing 13% Notes in the Consent Solicitation, the Existing 13% Notes will continue to be secured obligations, and the Existing 13% Notes and the New 7.5% Notes will be ratably secured by first-priority liens granted by the Company and the guarantors on substantially all assets owned by the Company and the guarantors, other than excluded property.

Certain Covenants

The indenture governing the New 7.5% Notes will restrict the Company’s ability and the ability of the Company’s subsidiaries to:

•	incur additional indebtedness and issue certain preferred stock;

•	make certain payments or investments;

•	sell assets;

•	create liens on assets; and

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s and the Company’s subsidiaries’ assets taken as a whole.

However, these limitations will be subject to a number of important qualifications and exceptions.

Trustee and Collateral Agent

U.S. Bank National Association

Material Differences between the New 7.5% Notes and the Existing 13% Notes

The table below sets forth material differences between the New 7.5% Notes and the Existing 13% Notes.

	New 7.5% Notes	Existing 13% Notes

Stated Maturity	April 15, 2017	April 15, 2015

Interest	7.5% per annum	13.0% per annum

Ranking
The new 7.5% notes and the note guaranties will be the Company’s and the guarantors’ general senior secured obligations and will:

• rank senior in right of payment to all of the Company’s and the guarantors’ existing and future indebtedness that is, by its terms, expressly subordinated in right of payment to the New 7.5% Notes and the note guaranties;

• rank pari passu in right of payment with all of the Company’s and the guarantors’ existing and future indebtedness that is not so subordinated;

• be effectively pari passu in right of payment to any of the Company’s and the guarantors’ secured indebtedness to the extent of the shared security interest in the same collateral securing the New 7.5% Notes and the note guaranties; and

• be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of the Company’s non-guarantor subsidiaries.
The Existing 13% Notes are senior secured obligations of the Company and have the benefit of typical restrictive covenants (subject to completion of the Consent Solicitation, described below). If the 13% Exchange Offer and Consent Solicitation are successful, and the Company receives the consent of holders of more than fifty percent but less than seventy-five percent of the outstanding principal amount of the Existing 13% Notes, the Existing 13% Notes and the note guaranties will continue to be secured obligations and the Existing 13% Notes and the New 7.5% Notes will be ratably secured by first-priority liens granted by the Company and the guarantors on substantially all assets owned by us and the guarantors, other than certain excluded property. If the 13% Exchange Offer and Consent Solicitation are successful and the Company receives the consent of holders of at least seventy-five percent of the outstanding principal amount of the Existing 13% Notes, the Existing 13% Notes and the note guaranties will no longer be secured obligations and the security interest and all of the collateral securing the Company’s obligations under the Existing 13% Notes will be released, the existing collateral documents will be terminated and eliminate many of the restrictive covenants and certain events of default in the 13% Indenture will be eliminated).

	New 7.5% Notes	Existing 13% Notes

Note Guaranties	The New 7.5% Notes will be fully and unconditionally guaranteed on a senior secured basis by each of the Company’s existing and future direct and indirect wholly owned domestic subsidiaries that are not excluded subsidiaries. ESLR1, LLC, which currently provides a guaranty with respect to the Existing 13% Notes, will be merged with and into the Company prior to the issue date, which means that on the issue date, none of the Company’s subsidiaries will provide a guaranty of the New 7.5% Notes.	The Existing 13% Notes are fully and unconditionally guaranteed on a senior secured basis by the Company’s domestic subsidiaries that are not excluded subsidiaries. Currently, only ESLR1, LLC has provided a guaranty of the Existing 13% Notes.

Security	The New 7.5% Notes and any future note guaranties will be secured by a first-priority lien on substantially all of the assets of the Company and the guarantors, other than excluded property. If the Company does not receive the consent of holders of at least seventy-five percent of the outstanding principal amount of the Existing 13% Notes in the consent solicitation, the Existing 13% Notes will continue to be secured obligations, and the Existing 13% Notes and the New 7.5% Notes will be ratably secured by first-priority liens granted by us and the guarantors on substantially all assets owned by us and the guarantors, other than certain excluded property.	The Existing 13% Notes and the note guaranties are secured by a first priority lien on substantially all of the assets of the Company and the guarantors other than excluded property. If the Exchange Offers and Consent Solicitation are successful and the Company receives the consent of holders of more than fifty percent but less than seventy-five percent of the outstanding principal amount of the Existing 13% Notes, the Existing 13% Notes and the note guaranties will continue to be secured obligations. If the Exchange Offers and Consent Solicitation are successful and we receive the consent of holders of at least seventy-five percent of the outstanding principal amount of the Existing 13% Notes, the Existing 13% Notes and the note guaranties will no longer be secured obligations.

	New 7.5% Notes	Existing 13% Notes

Certain Covenants	The indenture governing the New 7.5% Notes will restrict the Company’s ability and the ability of its subsidiaries to:

•   incur additional indebtedness and issue certain preferred stock;

•   make certain payments or investments;

•   sell assets;

•   create liens on assets; and

•   consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s and its subsidiaries’ assets taken as a whole.

However, these limitations will be subject to a number of important qualifications and exceptions.	The indenture governing the Existing 13% Notes restricts the Company’s ability and the ability of its subsidiaries to:

•   incur additional indebtedness and issue certain preferred stock;

•   make certain payments or investments;

•   sell assets;

•   create liens on assets; and

•   consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s and its subsidiaries’ assets taken as a whole.

However, these limitations are subject to a number of important qualifications and exceptions. If the 13% Exchange Offer and Consent Solicitation are successful, and the Company receives the consent of holders of more than fifty percent but less than seventy-five percent of the outstanding principal amount of the Existing 13% Notes, the Existing 13% Notes and the note guaranties will continue to be secured obligations. If the Exchange Offers and Consent Solicitation are successful and the Company receives the consent of holders of at least seventy-five percent of the outstanding principal amount of the Existing 13% Notes, the Existing 13% Notes and the note guaranties will no longer be secured obligations.

Conversion Price	Approximately $4.00 per share (equivalent to a conversion rate of 250 shares of common stock per $1,000 principal amount of New 7.5% Notes).	Approximately $11.42 (equivalent to a conversion rate of 87.5410 shares of common stock per $1,000 principal amount of Existing 13% Notes).

	New 7.5% Notes	Existing 13% Notes

Coupon Make Whole Payment Upon Conversion	The New 7.5% Notes will have a coupon make whole payment payable, at the Company’s option, in either cash or shares of common stock, subject to certain limitations, upon conversion on or prior to April 15, 2015. However, if more than fifty percent but less than seventy-five percent of the Existing 13% Notes are accepted for exchange in the 13% Exchange Offer, and if Proposal No. 2 (increase in authorized stock) is approved, then while our existing 13% notes are outstanding we may not make this Coupon Make Whole payment in cash, and if Proposal No. 2 (increase in authorized stock) is not approved, while the Existing 13% Notes are outstanding the Company may only make this coupon make whole payment in cash if it does not then have a sufficient number of authorized and unissued shares that have not been reserved for other purposes.	Not applicable

Payment of Interest Upon Conversion	Upon conversions on or prior to April 15, 2015, holders of converted New 7.5% Notes will receive a Coupon Make Whole Payment (described above). For conversions after April 15, 2015, holders of converted New 7.5% Notes will receive accrued and unpaid interest on such notes, subject to certain conditions.	Upon any conversion, subject to certain exceptions, holders of Existing 7.5% Notes will not receive any payment representing accrued and unpaid interest.

Company’s Option To Convert	The New 7.5% Notes will be convertible at the option of the Company in certain circumstances.	Not applicable

	New 7.5% Notes	Existing 13% Notes

Limitations on Conversion	The Company will not effect any conversion of the New 7.5% Notes (including any conversion pursuant to Conversion at the Option of the Company), and holders of the New 7.5% Notes will not have the right to convert any portion of the New 7.5% Notes, in excess of that portion of the New 7.5% notes on conversion of which the sum of (1) the number of shares of the Company’s common stock beneficially owned by a holder and its affiliates (other than shares of the Company’s common stock which may be deemed beneficially owned through the ownership of the unconverted portion of the New 7.5% Notes or the unexercised or unconverted portion of any of the Company’s other securities beneficially owned by such holder or its affiliates subject to a limitation on exercise or conversion analogous to the limitations described in this Limitations on Conversion) and (2) the number of shares of the Company’s common stock issuable upon the conversion of the portion of the New 7.5% Notes with respect to which the determination set forth in this sentence is being made (including any shares related to the settlement of the Coupon Make Whole Payment in connection therewith), would result in beneficial ownership by such holder and its affiliates of any amount greater than 9.9% of the then issued and outstanding shares of the Company’s common stock.	Not applicable

	New 7.5% Notes	Existing 13% Notes

Any purported delivery of shares of the Company’s common stock upon exercise of the conversion right on the New 7.5% Notes will be void and have no effect to the extent (but only to the extent) that such delivery would result in a holder (including its affiliates) becoming the beneficial owner of more than 9.9% of the shares of the Company’s common stock outstanding at such time.

Notwithstanding anything to the contrary in this Limitations on Conversion, no holder will be entitled, with or without the Company’s consent, to waive the restrictions set forth in this Limitations on Conversion.

In the event the Company is unable to exercise its option (as described under Conversion at the Option of the Company) to convert some or all of the New 7.5% Notes of any holder due to the limitations described above under Limitations on Conversion, then the Company will have the right at any time to redeem the New 7.5% Notes held by such holder that the Company is not permitted to convert. However, if less than seventy-five percent of the Existing 13% Notes are accepted for exchange in the 13% Exchange Offer, then the Company may only redeem the New 7.5% Notes after the Existing 13% Notes are no longer outstanding.

Company’s Option to Redeem	The Company will have the option to redeem the New 7.5% Notes on or after April 15, 2015. However, if less than seventy-five percent of the Existing 13% Notes are accepted for exchange in the 13% Exchange Offer, the Company may only redeem the New 7.5% Notes after the Existing 13% Notes are no longer outstanding.	Not applicable

	New 7.5% Notes	Existing 13% Notes

Conversion Rate Increase Upon a Fundamental Change	Not applicable	The Existing 13% Notes have a conversion rate increase payable upon a fundamental change in certain circumstances.

Purchase at Holder’s Option on a Specified Date	Not applicable	Holders of the Existing 13% Notes may require the Company to repurchase all or a portion of such holder’s Existing 13% Notes on April 15, 2013, subject to certain conditions. If more than $199,207,000 in aggregate principal amount of Existing 4% Notes are tendered in the 4% Exchange Offer, less than $50,000,000 aggregate principal amount of Existing 4% Notes will remain outstanding and holders of Existing 13% Notes will no longer have the ability to require us to purchase all or a portion of such holder’s Existing 13% Notes.

The Company is not in default in payment of principal or interest with respect to either the Existing 4% Notes or the Existing 13% Notes.

Consent Solicitation

As part of the 13% Exchange Offer, the Company is soliciting the consent of holders of the requisite principal amount outstanding of the Existing 13% Notes necessary to amend certain terms and conditions of the 13% Indenture. The proposed amendments to the indenture for the Existing 13% Notes, or 13% Notes Indenture, will be contained in a first supplemental indenture, or the 13% Supplemental Indenture. The nature and extent of the proposed amendments will depend on whether the Company receives the consent of holders of more than fifty percent but less than seventy-five percent of the outstanding principal amount of the Existing 13% Notes or the consent of holders of at least seventy-five percent of the outstanding principal amount of the Existing 13% Notes. If the Company receives the consent of holders of more than fifty percent but less than seventy-five percent of the outstanding principal amount of the Existing 13% Notes, the proposed amendments will permit the Company to incur the indebtedness represented by the New 7.5% Notes, grant a lien in favor of the holders of the New 7.5% Notes and permit the Existing 13% Notes and the New 7.5% Notes to be ratably secured by first-priority liens granted by the Company and the guarantors on substantially all assets owned by the Company and the guarantors, other than excluded property. If the Company receives the consent of holders of at least seventy-five percent of the outstanding principal amount of the Existing 13% Notes, the proposed amendments, if adopted and effected, will release the security interest and all of the collateral securing the Company’s obligations under the Existing 13% Notes, terminate the existing collateral documents and eliminate many of the restrictive covenants and certain events of default in the 13% Notes Indenture.

The following is a summary of the proposed amendments depending on whether the Company receives the consent of holders of more than fifty percent of the outstanding principal amount of the Existing 13% Notes or the consent of holders of at least seventy-five percent of the outstanding principal amount of the Existing 13% Notes.

Proposed Amendments with Consent of Holders of More than Fifty Percent but Less than Seventy-Five Percent of the Outstanding Principal Amount of Existing 13% Notes

In order to incur the indebtedness represented by the New 7.5% Notes, grant a lien in favor of the holders of the new 7.5% notes and permit the Company’s Existing 13% Notes and the New 7.5% Notes to be secured by first-priority liens granted by the Company and the guarantors, on substantially all of the assets owned by the Company and the guarantors, other than excluded property, the Company must receive the consent of holders of a majority of the outstanding principal amount of the Existing 13% Notes. The following is a summary of the proposed amendments that will be adopted if the Company receives the consent of holders of a majority of the outstanding principal amount of the Existing 13% Notes. It does not restate the terms of the supplemental indenture containing the entire terms of the proposed amendments.

The proposed amendments will:

•	amend Section 1.01 (“Defined Terms”) by adding the following terms in the appropriate alphabetical order:

•	“2011 Exchange Amount” means the aggregate principal amount of Securities exchanged for 2017 Notes pursuant to the exchange offer effected by the Company pursuant to the Prospectus dated , 2011, as amended or supplemented.

•	“2017 Notes” shall mean the Company’s 7.5% Convertible Senior Secured Notes due 2017.

•	“2017 Note Guaranty” means the guaranty of the 2017 Notes by a guarantor thereto pursuant to the 2017 Notes Indenture.

•	“2017 Notes Indenture” means the Indenture, dated as of , 2011, by and among the Company, the guarantors from time to time party thereto, and U.S. Bank National Association, as trustee, as in effect from time to time.

•	“2017 Notes Trustee” means the trustee under the 2017 Notes Indenture.

•	“2020 Notes” means the Company’s 4.0% Convertible Subordinated Additional Cash Notes due 2020.

•	amend and restate the definition of “Collateral Trustee Agreement” in Section 1.01 (“Defined Terms”) to read as follows:

“Collateral Trust Agreement” means the Amended and Restated Collateral Trust Agreement, dated as of          , 2011, among the Company, the Subsidiaries of the Company party thereto, the 2017 Notes Trustee, the Trustee, and U.S. Bank National Association, as Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

•	amend and restated the definition of “Restricted Debt” in Section 1.01 (“Defined Terms”) as follows:

‘‘Restricted Debt” means (a) any Subordinated Debt, (b) the 2013 Notes, (c) the 2017 Notes, (d) the 2020 Notes, and (e) any Debt permitted by clauses (3), (6), (12) or (15) of the definition of Permitted Debt.

•	amend the definition of “Permitted Liens” in Section 1.01 of the 13% notes indenture by amending clause (2) thereof to read as follows:

(2) Liens on the Collateral securing the Securities, the Note Guaranties and other Obligations under this Indenture and in respect thereof and any obligations owing to the Trustee or the Collateral Agent under this Indenture or the Collateral Documents, and any Liens on the Collateral securing the 2017 Notes, the 2017 Note Guaranties and other obligations under the 2017 Notes Indenture and in respect thereof and any obligations owing to the 2017 Notes Trustee or the Collateral Agent under the 2017 Notes Indenture or the Collateral Documents.

•	amend and restate the definition of “Security Agreement” in Section 1.01 (“Defined Terms”) as follows:

“Security Agreement” means the Amended and Restated Security Agreement, dated as of          , 2011, among the Company, the Guarantors and the Collateral Agent, as may be amended, restated, supplemented or otherwise modified from time to time.

•	amend Section 4.15 of the 13% notes indenture ( “Limitation on Debt and Disqualified or Preferred Stock”) by amending clause (b)(2) thereof to read as follows:

(2) Debt of the Company pursuant to the Securities in an aggregate principal amount not to exceed $165,000,000 and Debt of any Guarantor pursuant to a Note Guaranty of the Securities, and Debt of the Company pursuant to the 2017 Notes in an aggregate principal amount not to exceed the 2011 Exchange Amount, and debt of any Guarantor pursuant to a 2017 Note Guaranty of the 2017 Notes.

•	amend Section 4.18 of the 13% indenture (“Limitation on Investments and Restricted Payments”) by adding a new clause (l) at the end of the section:

(l) payments in cash to satisfy any interest payments payable upon conversion of the 2017 Notes.

•	if Proposal No. 2 (increase in authorized stock) is not approved, amend Section 4.18 of the 13% indenture (“Limitation on Investments and Restricted Payments”) by adding a new clause (m) at the end of the section:

(m) if the Company does not then have a sufficient number of authorized and unissued shares that have not been reserved for other purposes, payments in cash to satisfy any Coupon Make Whole Payment (as defined in the 2017 Notes Indenture) payable upon conversion of the 2017 Notes.

•	provide for the trustee and us to enter into amended and restated collateral documents with the trustee under the new 7.5% notes.

Adoption of the proposed amendments described above requires the receipt of properly executed and unrevoked consents to the proposed amendments from holders representing a majority in aggregate principal amount of Existing 13% Notes outstanding under the 13% Notes Indenture. As of the date of this prospectus, an aggregate of $165,000,000 in principal amount of the Existing 13% Notes are considered outstanding under the 13% Notes Indenture. Accordingly, the Company must receive consents from holders holding more than $82,500,000 aggregate principal amount of Existing 13% Notes to approve the proposed amendments described above.

Proposed Amendments with Consent of Holders of at Least Seventy-Five Percent of the Outstanding Principal Amount

The following is a summary of the proposed amendments that will be adopted if the Company receives the consent of holders of at least seventy-five percent of the outstanding principal amount of the Existing 13% Notes. It does not restate the terms of the supplemental indenture containing the entire terms of the proposed amendments.

If the Company receives the consent of at least seventy-five percent of the outstanding principal amount of the Existing 13% Notes, the proposed amendments will release the existing security interest and all of the collateral securing the Company’s obligations under the Existing 13% Notes indenture and terminate the existing collateral documents. The 13% Supplemental Indenture would, in substance, eliminate the following restrictive covenants and provisions, and all such references thereto in their entirety, from the 13% Notes Indenture:

•	the provision titled “Limitation on Debt and Disqualified or Preferred Stock” (Section 4.15 of the 13% Notes Indenture);

•	the provision titled “Limitation on Liens” (Section 4.16 of the 13% Notes Indenture);

•	the provision titled “Limitation on Asset Sales” (Section 4.17 of the 13% Notes Indenture);

•	the provision titled “Limitation on Investments and Restricted Payments” (Section 4.18 of the 13% Notes Indenture); and

•	the provision titled “Security Interest” (Article IX of the 13% Notes Indenture).

The proposed amendments will eliminate as an event of default (as that term is defined in the 13% Notes Indenture) the failure of Evergreen Solar or its subsidiaries, as the case may be, to comply with the restrictive covenants and provisions that are eliminated in their entirety by the 13% Supplemental Indenture.

Adoption of the proposed amendments described above requires the receipt of properly executed and unrevoked consents to the proposed amendments from holders representing at least seventy-five percent in aggregate principal amount of Existing 13% Notes then outstanding under the 13% Notes Indenture. The Company must receive consents from holders holding at least $123,750,000 aggregate principal amount of Existing 13% Notes to approve the proposed amendments. If the Company receives the consent of at least seventy-five percent of the outstanding principal amount of the Existing 13% Notes, the proposed amendments described under “— Proposed Amendments with Consent of Holders of More than Fifty Percent but Less than Seventy-Five Percent of the Outstanding Principal Amount” will not be adopted and only the proposed amendments described under “— Proposed Amendments with Consent of Holders of at Least Seventy-Five Percent of the Outstanding Principal Amount of Existing 13% Notes” will be adopted.

Supplemental Indenture Effecting the Proposed Amendments

The Company and the trustee for the 13% Notes Indenture intend to execute and deliver the 13% Supplemental Indenture in respect of the Existing 13% Notes on or promptly after the expiration of the Exchange Offers. The 13% Supplemental Indenture will not become operative until the settlement date. The Existing 13% Notes indenture, without giving effect to the proposed amendments, will remain in effect until the proposed amendments become operative. If the 13% Exchange Offer and Consent Solicitation are terminated or withdrawn, or Existing 13% Notes are not purchased thereunder, the proposed amendments will not become operative.

Put Right

Successful completion of the Exchange Offers would also eliminate the right of holders of any Existing 13% Notes to require the Company to repurchase such holders’ notes in 2013 under certain conditions. The 13% Indenture provides that a holder of Existing 13% Notes may require the Company to repurchase all or a portion of such holder’s Existing 13% Notes on April 15, 2013, unless less than $50,000,000 in aggregate principal amount of Existing 4% Notes and any other debt (other than “subordinated debt” (as defined in the indenture governing the Existing 13% Notes for this purpose)) used to refinance the Existing 4% Notes is outstanding. If more than $199,207,000 aggregate principal amount of Existing 4% Notes is exchanged in the 4% Exchange Offer, less than $50,000,000 aggregate principal amount of Existing 4% Notes will remain outstanding after the close of the Exchange Offers. If this occurs and Proposal No. 2 is approved holders of Existing 13% Notes would not be able to require the Company to repurchase their Existing 13% Notes in April 2013 and may have to hold such Existing Notes until maturity in 2015, if not converted into shares of common stock prior to such date.

The Company’s obligation to complete the Exchange Offers is conditioned upon, among other things, stockholder approval of the issuance of the New Notes (and the issuance of common stock issuable upon conversion of the New Notes, including shares issuable with respect to the Coupon Make Whole Payments and, in the case of the New 4% Notes, with respect to the Additional Amount) in Proposal No. 1 and receipt of stockholder approval to increase the Company’s authorized common stock in Proposal No. 2 of this proxy statement. The condition related to Proposal No. 1 is non-waivable by the Company. However, the Company may in its absolute discretion waive the condition related to Proposal No. 2 and elect to complete the Exchange Offers. The Exchange Offers are also subject to other customary closing conditions. Neither of the Exchange Offers is conditioned on the completion of the other Exchange Offer and the Company may close either Exchange Offer without closing the other Exchange Offer. However, the 13% Exchange Offer is conditioned on the receipt of the requisite consents in the Consent Solicitation. The Company may in its discretion waive certain conditions with respect to one or both Exchange Offers and the Consent Solicitation including with respect to Proposal No. 2 as described above.

Further details about the terms and conditions of the Exchange Offers are set forth in the Preliminary Prospectus.

* * *

THE SPECIAL MEETING OF STOCKHOLDERS

The date, time and place of the special meeting of stockholders of Evergreen Solar, Inc. have not changed and remain as follows:

January 31, 2011
8:30 a.m. EDT
The Courtyard by Marriott
75 Felton Street
Marlboro, Massachusetts 01752

As set forth in the proxy statement as supplemented hereby, at the special meeting of stockholders, the company’s stockholders will be asked to:

1. approve under the applicable provisions of Nasdaq Marketplace Rule 5635 the issuance of new 4.0% Convertible Subordinated Additional Cash Notes due 2020 and new 7.5% Convertible Senior Secured Notes due 2017 (and the issuance of common stock issuable upon conversion of the new 4.0% Convertible Subordinated Additional Cash Notes due 2020 and the new 7.5% Convertible Senior Notes due 2017, including shares issuable with respect to the Coupon Make Whole Payments and, in the case of the New 4% Notes, with respect to the Additional Amount) in connection with the proposed Exchange Offers;

2. amend our Certificate of Incorporation to increase the number of authorized common shares from 120,000,000 shares to 240,000,000 shares, after giving effect to the 1-for-6 reverse stock split approved by the Company’s stockholders at the Company’s annual meeting in July 2010, which became effective on January 1, 2011;

3. consider and vote upon a proposal to approve one or more adjournments to the Special Meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the above proposals; and

4. transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The holders of the Company’s common stock are entitled to one vote per share on any proposal presented at the meeting. Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting.

Adjournment of the Special Meeting.  In order to give stockholders adequate time to consider the additional disclosures contained in this supplement, the Company will adjourn the special meeting of stockholders immediately after it is convened on January 31, 2011. The Company expects to announce the date, time and location at which the adjourned meeting will reconvene at the meeting on January 31, 2011 where the adjournment is taken and the Company anticipates announcing that the special meeting will reconvene on or about February 9, 2011. As a result of the meeting adjournment, no substantive matters will be discussed on January 31, 2011 and the Company does not expect shareholders to attend the meeting in person on that date.

Voting Procedures for Record Holders.  If you hold a stock certificate in your name for our common stock or if you have been granted unvested restricted stock awards, you are the owner of record. If you attend the meeting, you may vote in person. If you want to vote by proxy, there are three ways you may vote, each of which is valid under Delaware law, our state of incorporation:

1. Access the Internet address on the proxy card and follow the instructions at that site,

2. Call the toll-free telephone number listed in the voting instructions attached to the proxy card and follow the telephone prompts, OR

3. Complete, sign, date, and return the enclosed proxy card to the address provided on the proxy card.

Please have the voting form in hand when voting by Internet or telephone.

Voting Procedures for Shares in Street Name.  If your shares of our common stock are held in the name of a brokerage house or financial institution, you are a beneficial owner and the brokerage house or the financial institution holding your shares is the record holder. This is often referred to as being held in “street name.” You must follow the voting directions given by the brokerage house or financial institution.

If you are a beneficial owner like most of our stockholders, you are not a stockholder of record and may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” by contacting your brokerage house or other financial institution holding your shares. Any beneficial owner who attends the meeting without such a legal proxy will not be able to vote shares in person at the meeting.

Revocation of Proxy.  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

1. Filing with our Secretary, before the taking of the vote at the meeting, a written notice of revocation bearing a later date than the date of the proxy to be revoked,

2. Duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the meeting, OR

3. Attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy).

Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Evergreen Solar, Inc., 138 Bartlett Street, Marlboro, MA 01752, Attention: Corporate Secretary, at or before the taking of the vote at the meeting.

Another proxy card is enclosed for your convenience. If you have already delivered a properly executed proxy card and do not wish to change your vote based on the changes to Proposal No. 1, you do not need to do anything. If you wish to change your vote or you have not yet delivered a properly executed proxy card, you should follow the procedures above to vote your shares.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO VOTE BY PROXY TO ENSURE YOUR VOTE IS COUNTED.

EVERGREEN SOLAR, INC. 138 BARTLETT STREET MARLBORO, MA 01752 VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Deliv ery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any tou ch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR DETACH AND RETURN THIS PORTION THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. EVERGREEN SOLAR, INC. The Board of Directors recommends you vote FOR the following proposal (s): For Against Abstain 1. To approve under the applicable provisions of Nasdaq Marketplace Rule 5635 the issuance of new 4% Convertible Subordinated Additional Cash Notes due 2020 and new 7.5% Convertible Senior Notes due 2017 (and the issuance of common stock issuable upon conversion of the 4% Convertible Subordinated Additional Cash Notes due 2020 and new 7.5% Convertible Senior Notes due 2017) in connection with the proposed Exchange Offers and New 4% Notes Financing described in the attached proxy statement. 2. To amend our Certificate of Incorporation to increase the number of authorized common shares from 120,000,000 shares to 240,000,000 shares 3. To grant management the authority to adjourn, postpone or continue the Special Meeting. NOTE: To approve such other bu siness as may properly come before the meeting or any adjournment thereof. address changes or comments, mark here. For (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting. Note: Please sign exactly as your name or name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must si gn. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com

M14980-P80689

EVERGREEN SOLAR, INC.
Special Meeting of Stockholders
January 31, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Michael El-Hillow and Christian M. Ehrbar, and each of them, as proxyholders and attorneys-in-fact of the undersigned, with full power of substitution to vote all shares of stock of Evergreen Solar, Inc. (the “Company”) which the undersigned is entitled to vote at the Special Meeting of Stockholders of Evergreen Solar, Inc. to be held on Monday, January 31, 2011, at 8:30 a.m. Eastern Time, at the Courtyard by Marriott, 75 Felton Street, Marlboro, Massachusetts 01752, and at any continuation or adjournments thereof, with all powers that the undersigned would have if personally present at the meeting. In their discretion, the proxy holders are authorized to vote upon such other business and matters incident to the conduct of meetings as may properly come before the meeting.
The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement, dated on or about January 3, 2011. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Evergreen Solar, Inc., gives notice of such revocation.
Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on the reverse side